UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FISION Corporation
(Exact name of registrant as specified in its charter)

Delaware	27-2205792
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

100 N. Sixth Street, Suite 308 B Minneapolis, Minnesota	55403
(Address of registrant’s principal executive offices)	(Zip Code)

(612) 927-3700

(Telephone number of registrant’s principal executive offices)

Michael Brown

Chief Executive Officer

100 N. Sixth Street, Suite 308 B

Minneapolis, MN 55403

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copy to:

Robert O. Knutson

Attorney at Law

9372 Creekwood Drive

Eden Prairie, MN 55347

(952) 210-3105

Approximate date of commencement of proposed sale to the public: From time to time as soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration number for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 452(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $.0001 per share	10,000,000	$0.20	(2)	$2,000,000	$242.40
Common stock for related Advisory Shares	1,000,000	$0.20	(2)	$200,000	$24.24
Common stock underlying Warrants	10,000,000			$2,000,000	$242.40
Common stock underlying maximum True-Up Shares	20,000,000	$0.20	(2)	$4,000,000	$484.80
Total	41,000,000	$0.20	(2)	$8,200,000	$993.84

______________

(1)	This registration statement also covers such additional shares of common stock, of a currently indeterminable amount, in the event of stock splits, stock dividends or similar transactions, as permitted by Rule 416 of the Securities Act of 1933, as amended.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 using a bona fide estimate of the maximum offering price per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 31, 2018

FISION CORPORATION

41,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 41,000,000 shares of our Common Stock by our Selling Stockholders who acquired securities from our private placement conducted in November-December 2018 (the “Private Placement”), including (i) 10,000,000 purchased shares of our Common Stock (the “Common Shares”); (ii) 1,000,000 related advisory shares of our Common Stock (the “Advisory Shares”); (iii) 10,000,000 shares of our Common Stock (the “Warrant Shares”) underlying related warrants (the “Warrants”); and (iv) a potential maximum of 20,000,000 shares of our Common Stock issuable in the event of a discounted True-Up Price related to the trading price of our Common Stock during a 90-day period after effectiveness of this registration statement (the “True-Up Shares”), all in accordance with the terms of the Private Placement. Each Selling Stockholder is an “accredited investor” within the meaning of the Securities Act of 1933, as amended.

The Common Shares, the Advisory Shares, the Warrant Shares, and the True-Up Shares are herein collectively referred to as the “Shares,” and are described under “The Private Placement” beginning on page 44 of this prospectus.

Of the Shares registered under this prospectus, (i) 7,000,000 Common Shares and 700,000 Advisory Shares were issued to the Selling Stockholders as of the respective dates they purchased securities in the Private Placement, (ii) after the effective date of this registration statement, up to an additional 3,000,000 Common Shares and 300,000 Advisory Shares will be issued to certain Selling Stockholders when they acquire the second tranche provided for in the Private Placement, (iii) 10,000,000 Warrant Shares are reserved for future issuances incident to exercise of the Warrants granted in the Private Placement, and (iv) up to 20,000,000 True-Up Shares are reserved for the maximum potential issuance of True-Up Shares provided for in the Private Placement.

We are not selling any securities in this offering, and accordingly we will not receive any proceeds from any sales of the Shares currently owned by the Selling Stockholders. We will, however, receive proceeds from remaining purchases of the second tranche of the Private Placement, and also from any future exercise of the Warrants on a cash basis. We will pay all expenses incurred incident to registering the Shares.

The Selling Stockholders may sell the Shares in various ways and prices, as set forth in this prospectus in the section entitled “Plan of Distribution.” The Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

Our Common Stock is publicly traded and is quoted on the OTCQB Tier of OTC Markets Group, Inc. under the symbol “FSSN.” On December 21, 2018, the last reported sale price of our Common Stock on OTCQB was $.14 per share.

Investing in our securities is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for information about the risks of this investment.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January , 2019

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ABOUT THIS PROSPECTUS

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations regarding this offering other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information you may be given by others. The information in this prospectus is accurate only as of the date of this prospectus regardless of the time of its delivery or any sale of the Shares, since our business, results of operations, and financial condition may have changed since that date.

This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the SEC, which contains additional information about our company and the securities offered under this prospectus. The registration statement can be read at the SEC website (www.sec.gov) or at the SEC offices listed herein under the heading “Where You Can Find More information.”

References in this prospectus to “we,” “us,” “our,” the “Company,” and “Fision” refer to FISION Corporation, a Delaware corporation, together with its wholly owned subsidiary Minnesota corporation, Fision Holdings, Inc.

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PROSPECTUS SUMMARY

The following summary does not contain all of the information that should be considered before investing in our Common Stock. Investors should read this entire prospectus carefully, including the more detailed information regarding our business and management, our financial statements and accompanying notes, and particularly the many risks of investing in our common stock discussed under the caption “Risk Factors.”

Our Business

We are an Internet platform technology company providing cloud-based software solutions to enhance and automate the marketing functions and activities of our customers. Our focus is to develop and offer software technology tools through our Fision platform to enable our customers to maximize their marketing assets and initiatives. Our business operations are conducted from Minneapolis through our wholly owned Minnesota subsidiary, Fision Holdings, Inc.

We derive our revenues primarily from recurring payments from customers who have entered into software licensing contracts with us having terms of one to three years, and secondarily from set-up and implementation fees paid by new customers during the initial stage of their license contract. We also obtain revenues from one-time contracted software or email services provided to our customers. Our typical customer implementation process includes integrating our cloud-based Fision platform into the marketing infrastructure of the customer, initiating and conducting customer training, and providing marketing development support while our Fision platform is being actively launched by the customer. We also continue to offer technical and maintenance support after implementation. As of the date of this prospectus, we have license contracts with 14 customers actively using our Fision platform for their marketing activities.

Our current and targeted customer base ranges across diverse industries of various sizes, including banks and other financial enterprises, insurance companies, hotels and other hospitality businesses, manufacturers, healthcare and fitness companies, software and other technology companies, telecommunications companies, and other companies selling established branded products or services.

We believe that our market potential is virtually unlimited, since our proprietary Fision platform provides significant benefits to the marketing and sales departments and personnel of any commercial enterprise, regardless of size. We market and license our proprietary software platform primarily through direct sales obtained by our management and in-house sales personnel. During the past couple years, we have also implemented a secondary sales channel utilizing experienced independent technology sales agencies, which we refer to as our “channel partners.”

Our Fision platform enables our customers to easily and quickly create and implement marketing campaigns to support their sales personnel while still emphasizing, enhancing and protecting their valuable brand assets. We believe that the software marketing solutions of our Fision platform provide three major benefits to our customers, which are (i) accelerating their revenues, (ii) improving their marketing and brand effectiveness, and (iii) significantly reducing their marketing and sales costs.

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Corporate information

Our executive, sales and marketing, and operational offices, as well as our software development spaces and equipment, are located in downtown Minneapolis in the Butler Building, 100 N. Sixth Street – Suite 308 B, Minneapolis, Minnesota 55403, our telephone number is (612) 927-3700, and our website address is www.FisionOnline.com. No information contained in our website should be considered as any part of this prospectus.

Summary of the offering

Common stock offered	41,000,000 shares of our common stock, all being offered for resale by the Selling Stockholders

Offering price per share	Prevailing market prices or otherwise negotiated transactions

Total offering proceeds to us	None

Common stock outstanding prior to offering	66,811,453 shares (1)

Common stock to be outstanding after offering	69,836,453 shares (1)(2)

Use of proceeds	We will not receive any proceeds from any sales by Selling Stockholders. See “Use of Proceeds.”

Offering plan

Selling Stockholders may sell the Shares from time to time in various ways and at different prices, including prevailing prices in the public market or in negotiated transactions. See “Plan of Distribution.”

Risk factors	Investing in our securities is speculative and involves a high degree of risk, and you should carefully read and consider the information in this prospectus entitled “Risk Factors.”

_______

(1)	Not including 19,664,069 shares issuable on exercise of outstanding stock options and warrants, and 2,977,500 shares reserved for future issuance under our Stock Incentive Plans.
(2)	Including shares to be issued to Selling Stockholders who have not yet acquired the second tranche of Common Shares and Advisory Shares, but not including any potential issuance of True-Up Shares.

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PENDNG MERGER AGREEMENT

On August 3, 2018, we entered into an Agreement and Plan of Merger (the “Agreement) with Continuity Logic, L.L.C., a New Jersey limited liability company (“Continuity Logic”) for the purpose of combining Fision’s business, technology and assets with those of Continuity Logic. The Agreement was amended and restated on December 21, 2018. Continuity Logic is headquartered in Tampa, Florida, and has developed and markets a comprehensive business continuity management (BCM) software platform. This proprietary innovative cloud-based software platform automates many enterprise risk management functions and other key operational tasks of a business enterprise, and can be readily customized to suit any type or size of client.

The terms of this merger agreement as amended provide for a wholly owned subsidiary of ours to merge with and into Continuity Logic pursuant to New Jersey law, resulting in Continuity Logic being the surviving entity of the Merger and concurrently becoming our wholly owned subsidiary. The Merger will become effective upon filing a Certificate of Merger with the Secretary of State of New Jersey. The Closing Date for the Merger will be as soon as practicable after satisfaction or waiver of all conditions required by the Agreement, although after December 31, 2018 either Fision or Continuity Logic have the right to terminate the Agreement if it has not been completed by then.

Consideration to be given by Fision to close this merger acquisition will consist solely of our common stock and stock purchase warrants, which will be issued to the holders of all equity membership units of Continuity Logic pursuant to the terms of the Agreement. The current holders of membership units of Continuity Logic will receive on the closing of the Merger a total amount of securities of Fision resulting in the pre-merger shareholders of Fision as a group and the holders of membership units of Continuity Logic as a group each owning 50% of the post-merger outstanding securities of Fision. Securities of Fision issued in the Merger will consist of unregistered restricted securities exempt from registration under relevant federal and state securities laws, and accordingly these securities will be restricted from further resale or transfer unless registered under relevant securities laws or exempt from such registration.

A major contingency required by the Agreement as amended is that Fision shall have completed a private equity offering of securities resulting in cash proceeds in an amount acceptable to provide growth capital for the combined companies.

Completion of the Merger will result in Fision owning all assets and assuming all liabilities of Continuity Logic. Concurrent with the Merger becoming effective, the Agreement as amended provides for Fision to have four directors including Michael Brown and John Bode (both current Fision directors), Laurence Mascera (a current Continuity Logic director) and Daniel Dorsey. Prior to entering into the Agreement, there were no material relationships between Fision or its affiliates and Continuity Logic or its affiliates.

In the Agreement as amended, the parties to the Merger made customary representations, warranties, covenants and commitments regarding the Merger, including required submissions of many disclosure schedules, confidentiality provisions, title to or ownership of IP and other assets, respective liabilities, employment agreements, standard termination and indemnification provisions, conducting their respective businesses in the ordinary course until completion of the Merger, prohibitions against engaging in certain material transactions until completion of the Merger, and obtaining all consents, approvals or waivers necessary to complete and consummate the Merger. The complete text of the Agreement and Plan of Merger is included as an exhibit with our Current Report on Form 8-K filed with the SEC on August 9, 2018, and the complete text of the amended and restated Agreement and Plan of Merger is included as an exhibit with our Current Report on Form 8-K filed with the SEC on December 26, 2018.

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SELECTED FINANCIAL DATA

The following summary of selected financial information from our statements of operations and balance sheets as of and for the following periods have been derived from, and should be read in conjunction with, our financial statements included in this prospectus.

	Nine Months Ended September 30,		Fiscal Year Ended December 31,
	2018	2017	2017	2016
	(unaudited)

Statement of Operations Data:
Revenues	$391,037	$409,980	$558,222	$425,198
Cost of revenues	63,104	53,012	65,114	96,315
Gross margin	117,701	358,282	493,108	328,883
Gross margin as a percentage of revenues	83.9%	87.1%	88.3%	77.3%
Total operating expenses	2,276,116	3,087,715	3,987,501	2,973,495
Other expenses (interest and derivatives expenses)	671,944	962,742	1,589,159	173,387
Net (loss)	$(2,620,127)	$(3,693,489)	$(5,083,552)	$(2,817,999)

	September 30,	December 31,
	2018	2017	2016
	(unaudited)
Balance Sheet Data:
Working capital (deficiency)	$(3,717,568))	$(2,602,166)	$(715,562))
Current assets	$632,576	$271,953	$751,853
Total assets	$871,745	$479,109	$766,636
Accounts payable/accrued expenses	$845,914	$770,598	$536,688
Total notes payable - including related parties	$1,200,458	$900,040	$930,726
Total current liabilities	$4,350,144	$2,874,119	$1,467,415
Derivative liability	$2,572,376	$1,243,788	$-0-
Long-term liabilities (convertible notes payable)	$501,129	$300,000	$-0-

Total stockholders’ equity (deficit)	$(3,979,528)	$(2,695,010)	$(700,779)

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RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk, and you should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before you invest in our common stock. These risks could cause our future results to differ materially from our historical results and from any guidance we may provide regarding our expectations of future financial performance.

Risks Related to our Company

Our operations and business are subject to the risks of an early stage company with limited revenue at this time.

Our business is subject to the many risks inherent in the establishment of a new enterprise and the uncertainties arising from the absence of a significant operating history. We cannot project whether or when we will become profitable because of the significant uncertainties regarding our future ability to generate and achieve growing revenues. One of the principal challenges we face is gaining customer acceptance. Moreover, we face substantial competition from well-established companies with far greater resources than we possess, and accordingly our potential customers may be more familiar with our competitors and their capabilities.

Our future success will depend upon many factors and variables facing a new business, including factors which may be beyond our control or which cannot be predicted at this time. We have formulated our business plans and strategies based on certain assumptions regarding the acceptance of our business model and the marketing and customer acceptance of our Fision platform software services. Nevertheless, our assumptions and assessments regarding market size, market share, market acceptance of our products and services or other factors may prove incorrect materially. We are a relatively new commercial enterprise in our chosen market, and we may be unable to successfully implement our business plan to become profitable. Any such failure will have a materially adverse effect on our business and prospects and the value of any investment in our Company.

We have a limited operating history.

Our limited operating history means there is a high degree of uncertainty in our ability to execute our business plan effectively, to obtain customers, to develop new products and services, and to respond to competition. Our inability to achieve any of the foregoing could materially and adversely affect our business, financial condition, and results of operations.

We have a history of substantial losses, and there are no assurances we will report profitable operations in the foreseeable future.

We incurred net losses of $2,817,999 for the year ended December 31, 2016, $3,987,501 for the year ended December 31, 2017, and $2,620,127 for the nine-month period ended September 30, 2018. Since our inception in 2010, we have an accumulated deficit of $(21,141,992) as of September 30, 2018. Moreover, we expect to continue operating at a loss until at least 2020. There is no assurance based on our past business operations to support our belief that we can become profitable or sustain profitability in the future. There can be no assurance that we can generate significant revenue growth, or that any revenue growth that we achieve can be sustained.

If we are unable to obtain significant future financing from time to time, our development and operations will encounter serious delays or could even result in the complete failure of our business. Additional financing also most likely will dilute our existing stockholders.

Our ability to become commercially successful and profitable will depend largely on our being able to continue raising significant additional financing from time to time in the future. If we are unable to raise additional financing through equity and/or debt sources as needed, we would not be able to succeed in our commercial operations, which eventually could result in our failure. There is no assurance any such additional funds will be available on terms satisfactory to us, if at all. Moreover, any future equity or equity-based financing we may obtain most likely would be dilutive to our existing stockholders.

Our registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern and accordingly we may not be able to continue as a going concern.

The report of our independent registered public accounting firm accompanying our audited financial statements for the fiscal years ended December 31, 2017 and 2016 stated the financial statements were prepared assuming that we would continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. The issue of our ability to continue as a going concern is primarily due to our losses suffered since our inception, which losses we continue to incur. This opinion from our auditor may make it more difficult for us to attract investors for equity financing, or to secure debt financing or bank loans on acceptable terms, if at all.

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For the past few years, our operating expenses have been funded by various sources including sales of our common stock and convertible debt, limited revenues from customer contracts, deferral and conversion to equity of management compensation, and stock-based payments or awards to management and various service providers. If we are unable to generate sufficient revenue or obtain substantial additional financing to support our operations, we could be forced to cease operations and investors could lose their entire investments. We can give no reliable assurance as to our ability to generate adequate revenue and raise sufficient capital to enable us to continue as a going concern. Moreover, concerns about our financial viability could adversely affect current and potential customers’ willingness to enter into licensing agreements with us

We have a significant amount of secured and unsecured debt, much of which has matured or will soon mature, and this could limit or even eliminate recovery of your investment if we fail to reach substantial profitability or otherwise resolve or satisfy our outstanding debt.

We have a significant amount of indebtedness in the form of various Notes Payable. As of September 30, 2016, we had $3,642,175 of Notes Payable including accrued interest, of which a substantial amount is past due or due on demand. From time to time, we have converted material amounts of our Notes Payable into our common stock. There is no assurance, however, that we will be able to convert our remaining overdue debt into common stock, or to satisfy this debt through new financing or refinancing, or to achieve profitability sufficient to make future payments to satisfy this debt. If we cannot satisfy or resolve our substantial indebtedness, such failure would have a significant adverse effect on our business and financial condition, and could even cause a total failure of our business.

Moreover, any future issuances of common shares for debt conversion will have substantial dilutive effect upon our existing stockholders, and the overhang from the resale or even potential resale of these debt conversion shares on any public market for our common stock could have a material adverse effect on the price of our common stock.

Our ability to generate future material revenues will depend upon a number of factors, some of which are beyond our control.

These factors include the rate of acceptance of our software products, competitive pressures in our industry, effectiveness of our sales force, adapting to changes in technology in our industry, and general economic trends. We are unable to forecast accurately what our revenues will be in future periods.

Our operating results have fluctuated and been difficult to predict, and our results could continue to fluctuate and be unpredictable in the future.

Our operating results have been difficult to predict, have historically fluctuated, and may vary significantly from quarter to quarter due to a variety of factors, many of which are beyond our control. Accordingly, comparing our operating results on a period-to-period basis may not be meaningful. Factors that may affect our quarterly operating results may include: any material changes in demand for our software solutions; the introduction of new technologies by competitors; the nature of our variable and unpredictable sales cycle; changes in the number, availability and quality of competing products; the timing and amount of sales and marketing expenses incurred by us to attract new customers; changes in the economic or business prospects of our customers or the economy generally; changes in our pricing policies or the pricing policies of our competitors; changes in governmental regulation of the Internet, wireless networks and mobile platforms; unforeseen costs necessary to improve and maintain our technologies; and costs related to any acquisitions undertaken by us.

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We face significant challenges in obtaining market acceptance of our products and establishing our Fision brand.

Our success depends primarily upon the acceptance of our Fision software platform and brand by new customers, most of whom will not be familiar with and have not used our products, and also do not recognize our brand and corporate identity. Acceptance of our marketing software solutions by new customers will depend on many factors including price, reliability, performance, service accessibility and effectiveness, and our ability to overcome existing loyalties to established brands. There is no assurance we will be able to satisfy these market acceptance challenges successfully.

If our products have or develop product defects, or we fail to provide timely agreed upon services to our customers, it could materially damage our reputation, sales and profitability and also result in substantial remedial costs.

The Fision products and services we provide to our customers are regularly being modified and enhanced, and accordingly could contain or develop unknown defects or errors when first introduced or when new versions are released. As a result, we could incur future losses or delays in recognition of revenues from any software or product errors or defects, which would have a material adverse effect upon our business, operating results and financial condition.

We depend on a relatively small number of customers for a substantial portion of our revenues, and any material reduction in the use of our Fision software platform by one or more of our major customers could reduce our revenues significantly.

A relatively small number of customers provide a substantial majority of our revenues, although no one customer is dominant. A significant reduction or termination for any reason in the use of our Fision platform by one or more of our major customers could harm our business materially.

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Our success is dependent upon our current key personnel as well as our ability to attract, recruit and retain additional key employees.

We believe that our success will depend significantly on continued employment of our management and key technology and sales personnel, and the loss of the services of one or more of them could harm our business substantially. Our future business also will be dependent on hiring additional qualified key personnel, and if they are not available when needed, our future growth and prospects could suffer materially.

Our industry involves rapid technological change. If we are unable to adapt our products and develop new products to reflect or incorporate these rapid changes, our business will be harmed substantially.

The market for our Fision products and services is characterized by rapidly changing technology and industry standards. Some of our competitors have much greater resources to develop and test new technology more rapidly than we can accomplish. We must respond to changing technology and industry standards in a timely and cost-effective manner, which there is no assurance will happen. Our adaption to changing technology and industry standards may require substantial time and expense, and there is no assurance we will succeed in adapting our Fision products and services effectively to new technologies as they emerge.

We operate in a highly competitive industry, and we may not be able to compete successfully.

Our market is highly competitive, with many companies providing marketing solutions competing with our Fision software platform. Well-known and established competitors include Marketo, Eloqua (Oracle), Unica (IBM), Hubspot, ExactTarget (Salesforce), Aprimo, SAP, Responsys and Silverpop. We expect additional strong competitors to emerge in the future from time to time.

Most of our current and potential competitors have significantly more personnel, financial, technical, marketing and other resources than we possess, and accordingly they are able to devote substantially greater resources than us to development, marketing, sales, and support of their products and services. We lack many things which most of our competitors have, including an established brand and name recognition, existing relationships with a large customer base, the ability to undertake costly and extensive marketing campaigns, and large customer support teams.

Our current and potential competitors may develop and offer new software technologies that render our products less competitive, unmarketable or even obsolete. In addition, if any competitors develop products with similar or better functionality than our solutions, we may need to decrease the prices for our products to remain competitive, which could result in a material reduction in our margins and a corresponding material negative effect on our operating results and financial condition.

We may not be able to address and solve satisfactorily the many competitive pressures and challenges facing us in our industry, and our failure to do so could seriously harm our business.

Our market may develop more slowly than we expect, which could harm our business.

Development of marketing software solutions is an emerging market, and our current and future customers may ultimately find our Fision software platform to be less effective than anticipated for promoting and marketing their products or services, which could cause them to reduce their spending on our software solutions. If the market for our products develops more slowly than we expect, we may not be able to increase our revenues effectively and our business would suffer materially.

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Failure to manage our growth effectively could harm our business seriously.

Based on current procurement transactions for potential new customers, we expect our growth to increase materially. If we do not effectively manage any substantial growth when it occurs, the perceived quality of our business may suffer materially, which could negatively affect our reputation and the demand for our products. Any substantial growth of our business will place an increasing strain on our resources and infrastructure, and our future success will in large part depend on the ability of our senior management to manage our growth effectively. Any failure by our senior management or other key personnel to manage our future growth properly could impair our ability to deliver our software solutions in a timely fashion, to fulfill existing customer commitments, or to attract and retain new customers.

Interruption or failure of our information technology and communications systems could hurt our ability to provide our services effectively, which could damage our reputation and harm our operating results.

The availability to our customers of our products and services depends on the continuing and efficient operation of our information technology and communications systems and infrastructure, and most particularly on the “cloud-based” service provider facility which hosts our Fision software platform. These electronic systems are vulnerable to damage or interruption from earthquakes, vandalism, sabotage, terrorist attacks, floods, fires, power outages, telecommunications failures, and computer viruses or other deliberate attempts to harm the systems. The occurrence of a natural or intentional disaster, any decision to close a facility we are using without adequate notice, or particularly an unanticipated problem at our cloud-based virtual server facility, could result in harmful interruptions in our service, resulting in damage to our customers and brand and likely a reduction to our revenues.

We may not be able to adequately protect or enforce our intellectual property (IP) rights, which could cause our business to suffer substantially.

Our success and competitive position will depend substantially on our ability to protect our intellectual property (IP), including trademarks, trade names, patent rights and trade secrets. We rely on patent, trademark and copyright law, trade secret protection and confidentiality agreements to protect our proprietary rights. Despite our efforts to protect these proprietary rights, unauthorized parties may attempt to copy aspects of our intellectual property or to wrongly obtain and use our information technology. In addition, competitors may independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or our IP assets become marginalized or valueless due to developments by a competitor, our business could suffer materially. Moreover, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Any such litigation could result in substantial costs and diversion of our resources, which could cause serious harm to our business, operating results and financial condition.

We have obtained three patents from the United States Trademark and Patent Office (USTPO) covering certain technological aspects of our Fision software platform, which we regard as valuable to our business and brand. We also expect to receive further patent protection regarding pending application claims. Although we regard the proprietary software technology covered by our patents to be material to our future business, there is no assurance that the patents we have received or pending claims we have filed will provide us with any significant proprietary protection.

We could incur substantial costs and disruption to our business as a result of any infringement claim brought against us involving intellectual property of another party, which could harm our business and operating results, or even prevent us from selling our products.

We cannot predict whether any third party claims will occur alleging that we have infringed their intellectual property rights, and if any such claims occur whether they will substantially harm our business and operating results. If we are forced to defend any infringement claims, whether with or without merit or even if determined in our favor, we may face costly litigation and diversion of our management and other personnel. Moreover, any outcome of a claim resulting in our having infringed another’s intellectual property rights may require us to pay significant damages and attorney fees; to cease licensing our Fision software platform; to expend substantial development resources to redesign our products; or to enter into potentially unfavorable royalty or license agreements to use third-party technologies, which may not be available on terms acceptable to us, if at all. The time and resources required from us to resolve any such disputes or litigation, even if resolved in our favor, could harm our business, operating results, financial condition, brand and reputation.

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Risks Related to Our Common Stock

Being a public company results in additional expenses and diverts management’s attentions.

Our business must bear the expenses associated with being a public company including being subject to the reporting requirements of the Securities Exchange Act of 1934. These requirements generate significant accounting, legal and financial compliance costs, and may place significant strain on our personnel and resources. As a result, management’s attention may be diverted from other significant business concerns, which could have an adverse material effect on our business, financial condition and results of operations.

Applicable and extensive regulatory requirements, including those of the Sarbanes-Oxley Act and the Dodd-Frank Act, may make it difficult for the Company to retain or even attract qualified officers and directors, which could adversely affect our business and our future relationships in the investment community.

Because of the many and ever increasing rules and regulations governing publicly-held companies, it may be difficult for us to attract and retain those qualified officers and directors necessary for effective management. The Sarbanes-Oxley Act particularly added demanding new rules and regulations and the expansion and strengthening of existing rules and regulations, including required certifications by our principal executive officers. The SEC, FINRA and the stock exchanges also continue to add to or expand their rules frequently. This extensive and ongoing regulatory situation regarding the adoption of new rules and regulations by these various agencies has created a real, or at least perceived, increased personal risk to members of management of public companies, which may deter qualified candidates from accepting roles as directors or officers of our Company. If we are unable to attract and retain future qualified officers and directors as needed, the management of our business and our future ability to obtain a listing of our securities on a national stock exchange could be adversely affected materially.

If we fail to establish and maintain an effective system of internal controls over financial reporting, we may not be able to report our financial results accurately or detect fraud. In that event, investors and the financial community could lose confidence in our financial reporting, which in turn may result in a decline in the trading price of our stock, or otherwise harm our operating results and financial condition.

Internal controls over financial reporting are processes designed to provide reasonable assurances regarding the reliability of financial reporting and the proper preparation of financial statements. We must maintain effective internal controls over financial reporting to provide reliable financial reports, avoid misstatements in our financial statements, and detect any fraud or material weaknesses in our internal controls. We are in the process of assessing our internal controls to identify changes needed to be implemented by us to remedy our material weaknesses. Any failure by us to implement the changes necessary to maintain an effective system of internal controls could harm our operating results materially and also cause investors and financial analysts to lose confidence in our reported financial information. Any such loss of confidence in the investment community would have a negative effect on the trading and price of our common stock.

Even if we resolve effectively any material weaknesses in our internal controls, this still may not prevent all potential errors, since any control system, regardless of its design, can provide only reasonable and not absolute assurance that the objectives of the control system will be achieved.

Ownership and control of our Company is substantially concentrated in our management.

Our officers and directors beneficially own or control approximately 30% of our outstanding shares of common stock, which concentrated ownership and control by our management could affect our common stock. Any material sales of our common stock by our management, for example, could adversely affect the price of our common stock.

This substantial concentration of stock ownership most likely affords our management the ability to control all matters requiring stockholder approval including the election of all directors, the approval of mergers or acquisitions, and other significant corporate transactions. Any person acquiring our common stock most likely will have no effective voice in the management of our company. This ownership concentration also could delay or prevent a change of control of the Company, which could deprive our stockholders from receiving a premium for their common shares.

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We do not anticipate paying any dividends on our common stock for the foreseeable future.

We have not paid any dividends on our common stock to date, and we do not anticipate paying any such dividends in the foreseeable future. We anticipate that any earnings experienced by us will be retained to finance the implementation of our operational business plan and expected future growth.

The elimination of monetary liability against our directors and executive officers under Delaware law and the existence of indemnification rights held by them granted by our bylaws may result in substantial expenditures by us and may discourage lawsuits against our directors and officers.

Our articles of incorporation eliminate the personal liability of our directors and officers to the Company and its stockholders for damages for breach of fiduciary duty to the maximum extent permissible under Delaware law. These provisions and resultant costs may discourage us, or our stockholders through derivative litigation, from bringing a lawsuit against any of our current or former directors or officers for any breaches of their fiduciary duties, even if such legal actions, if successful, might benefit us or our stockholders.

In addition, our bylaws provide that we are obligated to indemnify our directors or officers to the fullest extent authorized by Delaware law for costs or damages incurred by them involving legal proceedings brought against them relating to their positions with the Company. These indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against our directors or officers.

Delaware law contains anti-takeover provisions which could deter or even prevent acquisition attempts of our company that may be beneficial to our stockholders.

Provisions of Delaware law could make it more difficult for a third party to obtain control of us. Section 203 of the Delaware General Corporation Law, for example, may make the acquisition of our company and the removal of our incumbent officers and directors more difficult by prohibiting stockholders holding 15% or more of our outstanding common stock from acquiring us, without the consent of our board of directors, for at least three years from the date they first owned at least 15% of our common stock. The anti-takeover effect of provisions of Delaware law could discourage, delay or prevent a change in control, even when such a change in control may be beneficial to our existing stockholders.

Our Articles of Incorporation allow for our Board of Directors to create and designate new series of our preferred stock without any approval of our shareholders, which could diminish the rights of holders of our common stock.

We have no outstanding preferred stock and no present intention to designate or issue any series of our preferred stock. Our Board of Directors, however, has the authority to fix and determine the relative rights and preferences of our authorized preferred stock without further common stockholder approval for issuance. Accordingly, our directors could authorize preferred shares, for example, that would grant a preference over common shareholders to our assets upon liquidation, or grant voting power and rights superior to those of common shares, or grant rights to preferred stock to accumulate and receive dividend payments before any dividend or other distribution to common shareholders, or grant special redemption terms and rights prior to any redemption of common shares, or grant rights convertible at favorable terms into common stock. Granting one or more of these or other preference rights to preferred stock could adversely affect the rights of our common stockholders such as decreasing the relative voting power of our common stock or causing substantial dilution to our common stockholders.

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Risks Related to This Offering

The over-the-counter (OTC) trading market for our common stock has fluctuated widely, and could continue to fluctuate substantially in the future.

There are significant risks that our common stock price may fluctuate substantially in the future in response to various factors including the following:

•	substantial variations in our operating results.

•	departures or additions of management or other key personnel

•	announcements of acquisitions or strategic joint ventures.

•	announcements of significant capital commitments or transactions.

•	announcements of significant patent or other technological matters.

•	substantial sales of our common stock in the open market.

•	any significant litigation matters.

•	announcements of new product developments.

•	gain or loss of significant customers.

•	general market conditions or specific political and economic conditions.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, which may make it more difficult for our stockholders to sell their common stock.

Under SEC rules, a “penny stock” generally includes any equity security having a market price of less than $5.00 per share. Incident to any transaction involving a penny stock, these SEC rules require a broker or dealer to approve a person’s account for transactions in penny stocks, and also to receive from the person a written consent to the transaction and its terms. The broker or dealer also must obtain financial information and investment experience objectives of the person, and make a reasonable determination that transactions in penny stocks are suitable for that person and that the person is competent to evaluate the risks of penny stocks. Prior to the transaction, the broker or dealer also must deliver a disclosure schedule containing the rights and remedies available to the person, the basis on which the broker or dealer made the suitability determination, and the receipt of the related signed agreement from the person.

Due to these penny-stock rules, brokers and dealers may be less willing to execute transactions in penny stock securities, and this may make it more difficult for shareholders to dispose of our common stock in the public market, which could cause a decline in the market value of our common stock.

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It may be difficult for us to attract the attention of brokerage firms and financial analysts.

We currently have no material relationship with any brokerage firm, underwriter or financial analyst, and due to our limited operating history, continued losses and lack of revenue growth, there may be little or no incentive for securities analysts of brokerage and other financial firms to provide investment coverage of us or to recommend the purchase of our common stock.

If there are substantial sales or even perceived substantial sales of our common stock by Selling Stockholders or any others, the price of our common stock in any trading market could decline materially.

The market price of our common stock could decline materially due to any substantial sales, or even perceived substantial sales, of our common stock by current stockholders, particularly sales by our officers, directors, employees or significant stockholders.

Moreover, since the Selling Stockholders may offer for sale up to all of their shares included in this prospectus, they could sell a significant number of their shares at the same time. Any such sales at the same time, or even the perception it is occurring or will occur, may depress the market price of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

There are many statements in this prospectus that are not historical facts. These “forward-looking statements” can be identified by terminology such as “believe,” “could,” “may,” “intend,” “plan,” “will,” “expect,” “anticipate,” “estimate,” “strategy,” and similar expressions. These forward-looking statements are subject to material risks and uncertainties that are beyond our control, and many of these risks are discussed in the section of this prospectus entitled “Risk Factors.” Although our management believes that the assumptions underlying these forward-looking statements are reasonable, they do not assure or guarantee our future performance. Our actual results could differ materially from those contemplated by these forward-looking statements. The assumptions used for these forward-looking statements require considerable exercise of judgment, since they represent estimates of future events and are thus subject to material uncertainties involving possible changes in economic, governmental, industry, marketplace, and other circumstances. To the extent any assumed events or conditions do not occur, the outcome may vary materially from our anticipated or projected events or results. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by these forward-looking statements will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements. Moreover, these forward-looking statements represent our expectations only as of the date of this prospectus, and except as required by law, we assume no obligation to update or revise any of these forward-looking statements.

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USE OF PROCEEDS

This prospectus relates only to the Shares that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds from the sale of Shares in this offering by the Selling Stockholders. We will receive gross proceeds of $600,000 from Selling Stockholders who have not yet purchased the second tranche of Common Shares under the Private Placement, or for any future cash exercise of Warrants held by the Selling Stockholders.

DIVIDEND POLICY

We have never paid or declared cash dividends on our common stock. Since we currently intend to retain any future earnings for use to support the operations and growth of our business, we do not intend to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends on our common stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors considered relevant by our board of directors.

DETERMINATION OF OFFERING PRICE

This offering is being made solely to allow the Selling Stockholders to offer and sell the Shares to the public. The Selling Stockholders may offer for resale some or all of their securities at the time and price that they choose pursuant to the Plan of Distribution. On any given day, the price of our common shares will be based on their market price as quoted on the OTCQB under the symbol “FSSN.”

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MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been publicly traded in the over-the-counter market since January 11, 2017, and is quoted and traded on the OTCQB Tier of OTC Markets Group, Inc. under the symbol “FSSN.”

Since becoming publicly traded in January 2017, the high and low sale prices per share for our common stock are shown below, which quotations do not reflect retail mark-up, markdown or commission:

	High Price	Low Price
Period from January 11 to March 31, 2017	$0.86	$0.65
April--June, 2017	0.81	0.21
July—September, 2017	0.39	0.09
October—December, 2017	0.25	0.13

January—March, 2018	0.24	0.11
April—June, 2018	0.20	0.10
July—September, 2018	0.21	0.13
October—December, 2018	0.19	0.11

The last sale price of our common stock as reported on the OTCQB on December 21, 2018 was $.14 per share.

Stockholders

As of December 20, 2018, there were 357 holders of record of our common stock.

Transfer Agent

Our transfer agent is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725, phone number (813) 344-4490. Our transfer agent is registered under the Securities Exchange Act of 1934.

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Rule 144

In general, under Rule 144 of the Securities Act of 1933, as amended, any person (or persons who are aggregated) including persons who are affiliates, whose restricted common stock has been fully paid for and held for at least six months from the later of the date acquired from us or from an affiliate of us, may sell such common stock in broker’s transactions or directly to market makers, provided the number of shares sold in any three-month period may not exceed one percent of our then outstanding shares of common stock. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about us. After one year has elapsed since the date of purchase of such common shares from us or an affiliate of us, persons who are not affiliates of us may sell their shares under Rule 144 without any limitation.

Future sales of our common stock under Rule 144 or otherwise could negatively impact the price of our common stock in any public market where it is traded. We cannot estimate the number of shares that may be sold in the future by the Selling Stockholders or our other shareholders or the effect, if any, that sales of shares by our stockholders will have on the market price of our common stock prevailing from time to time.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of December 31, 2017, our securities authorized for issuance under both any equity compensation plans approved by our stockholders and any equity compensation plans not approved by our stockholders.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights column (a)	Weighted-average exercise price of outstanding options, warrants and rights column (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding column (a)) column (c)

Equity compensation
plans approved by	3,797,500	$.38	2,677,500
security holders	shares	share	shares

Equity compensation
plans not approved by	6,866,352	$.39	300,000
security holders (1)	shares	share	shares

_________

(1)	Represents options and warrants granted on a one-time basis to officers and directors, and consultants and advisors, under individual contract, bonus, or award arrangements. These individual grants vary in term, number of shares, and exercise price as determined by the Board of Directors to be in the best interests of the Company at the effective date of the grant of each award.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The financial data referred to in the following discussion and analysis is derived from our audited financial statements for the fiscal years ended December 31, 2016 and 2017, and our unaudited financial statements for the nine months ended September 30, 2017 and 2018, which are included in this prospectus. These financial statements have been prepared and presented in accordance with generally accepted accounting principles (GAAP) in the United States. The following discussion and analysis of our financial data is only a summary and you should read and consider it in conjunction with our financial statements and their related notes. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Our actual results and the timing of events may differ materially from those contained in our forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are an Internet platform technology company providing proprietary cloud-based software solutions to automate and improve the marketing and sales enablement functions and activities of our customers. Our mission and focus is to develop and offer software technology tools through our agile marketing Fision platform to enable our customers to maximize their marketing assets and initiatives.

We have developed and successfully commercialized our unique cloud-based marketing software platform for use by any type or size of business entity. Our Fision platform provides agile marketing software solutions which automate and integrate all digital marketing assets and sales resources of our customers. Our software solutions supported by their cloud-based delivery are readily scalable to adapt to any rapid business growth of our existing or potential customers, regardless of their size.

Our Fision platform enables the marketing department of our customers to easily and quickly create and implement professional marketing campaigns and other presentations for distribution to and support of their sales force personnel regardless of their location. Use of our software reduces substantially the time and cost incurred by our customers for their marketing functions and activities, while still emphasizing, protecting and enhancing their valuable brand assets.

Our current and targeted customer base is global and ranges across diverse industries and companies of all sizes, particularly large enterprises selling familiar branded products or services. The agile marketing software solutions of our Fision platform offer three major benefits to our customers, (i) accelerating their revenues, (ii) improving and protecting their marketing and brand effectiveness, and (iii) reducing significantly their marketing and sales costs.

Our proprietary Fision platform enables every member of the marketing and sales teams of our customers, by having easy and automated access to all their digital marketing and media assets, to leverage the full power of their distinctive brands in every interaction with their customers or buyers.

Our software technology and solutions offer three major benefits to our customers, (i) accelerating their revenues, (ii) improving and protecting their marketing and brand effectiveness, and (iii) significantly reducing their marketing and sales costs.

We believe that our innovative cloud-based Fision platform, proprietary developed technology, forward-looking strategy, and experienced management have now positioned us to become a leader in the rapidly growing agile marketing/sales enablement segment of the broad software-as-a-service (SaaS) industry.

Revenue Model

We derive our revenues primarily through recurring monthly payments from customers having written licensing agreements with us for terms of one to three years. We consistently commit substantial expenses and sales personnel toward targeting, negotiating and procuring licensing agreements with new customers. Because of the long-term nature and the substantial expense commitment required by each new customer to enter into a binding licensing agreement with us, the sales cycle involved in our revenue model is quite lengthy. Accordingly, the unpredictable and different timing involved from customer to customer to procure our licensing contracts currently prevents us from receiving consistent revenues or accurately forecasting our future revenue stream.

Our customers having written contracts with us maintain a license to access and use our proprietary marketing software platform, for which they pay monthly fees based on their use of the Fision platform and they also pay prescribed one-time set-up and integration fees at the outset of the license. We also receive certain other non-recurring fees from time to time for customized software development projects ordered from us, and for processing emails for our customers.

A majority of our revenues have been and are “sticky” and thus of a recurring nature. Our customers typically have remained with and continued using our marketing software solutions once they have integrated it into their digital marketing model and experienced the beneficial features provided by our Fision platform.

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Marketing Model

We have marketed, sold and licensed our proprietary software products through our direct sales force including management and other direct sales personnel, and also through independent national sales agencies who sell (license) our branded software products as agents being paid commissions based on their actual sales. We regard and refer to these experienced sales agencies as our “channel partners.” We currently use three significant channel partners which are recognized technology sales agencies, and we have realized material sales from their efforts.

A substantial majority of our past revenues have been generated from software licensing contracts, which written and binding contracts typically have terms of one to three years and require prescribed monthly fees based on the customer’s number of end users and locations where used. We have outstanding licensing contracts with fourteen (14) customers including certain significant contracts we closed within the past year, and we currently are engaged in various stages of contract negotiation with or procurement of several prospective new customers.

We operate and sell our products and services in the marketing software segment of the broad software-as-a-service (SaaS) industry, with most of our revenues derived from our proprietary cloud-based Fision marketing software platform.

Intellectual Property (IP) Protection

We commit substantial attention and resources toward obtaining patent and trademark rights and otherwise protecting our trade secrets, development know-how technology, trademarks, trade names, patent rights and other proprietary intellectual property (IP). Our IP protection includes written provisions relating to non-compete, non-recruit, confidentiality, and invention assignments as applicable with employees, vendors, sales agents, consultants and others.

In 2017 we were granted Patent No. US 9,639,551 B2 from the United States Patent and Trademark Office (USPTO) entitled “Computerized Sharing of Digital Asset Localization Between Organizations.” And in 2018 we were granted two additional patents from the USPTO including Patent No. US 9,984,094 B2 entitled “Computerized Sharing of Digital Assets.” We also have a couple additional patent claims pending with the USPTO, and we expect to obtain patent grants for them. We regard our patents as being very valuable to our technology and brand.

Inflation and Seasonality

We do not consider our operations and business to be materially affected by either inflation or seasonality.

Significant Accounting Policies and Estimates

Principles of Consolidation

Regarding our wholly-owned Minnesota Fision subsidiary, as well as any future acquisition that may become our subsidiary, our financial statements will be presented on a consolidated basis with all intercompany transactions and balances eliminated in consolidation.

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Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make certain material estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates materially. These accounting estimates and assumptions may be material to us and our financial statements due to the levels of subjectivity and judgment involved.

Certain material estimates made in connection with our accompanying financial statements include our estimated reserve for doubtful accounts receivable, valuations used for stock-based compensation, fair value determinations in connection with our analysis of long-lived assets for impairment, estimated useful lives for intangible assets and property and equipment, and our accounting for convertible debt and other derivative securities.

Accounts Receivable

We maintain allowances for potential credit losses on accounts receivable. In connection with the preparation of our financial statements, management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, changes in customer payment patterns, and current economic trends in order to evaluate the adequacy of these allowances. Accounts determined to be uncollectible are charged to operations when that determination is made.

Research and Development

We expense all our research and development operations and activities as they occur. Our development activities are conducted both from our Minneapolis headquarters facility by our development personnel, and also externally through outsourced contracts with independent software development companies and individuals. We own servers and other computer equipment located at our Minneapolis facility, which are used by our development personnel to further develop or to enhance our marketing software platform.

Property and Equipment

Property and equipment are capitalized and stated at cost, and any additions, renewals or betterments are also capitalized. Expenditures for maintenance and repairs are charged to earnings as incurred. If property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from our accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method with estimated lives as follows:

Furniture and fixtures	5 years
Computer and office equipment	5 years

Derivative Securities

We evaluate all of our agreements and financial instruments to determine if they contain features that qualify as embedded derivatives. For any derivative financial instruments accounted for as liabilities, they initially will be accounted for at fair value and if necessary revalued at each reporting date, with any changes in fair value reported in our statements of operations. For any stock-based derivative financial instruments or securities, we use an option pricing model to value them at inception and on any subsequent valuation dates. The classification of derivative instruments, including whether they should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in our balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

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Fair Value of Financial Instruments

FASB ASC Topic 820 requires disclosure of and defines fair value of financial instruments, and also establishes a three-level valuation hierarchy for these disclosures. The carrying amounts reported in a balance sheet for receivables and current liabilities qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between their origination and their expected realization and their current market rate of interest. The three levels of valuation hierarchy for fair value determinations are defined as follows:

Level 1 inputs include quoted prices for identical assets or liabilities in active markets.

Level 2 inputs include observable quoted prices for similar assets and liabilities in active markets, and quoted prices for identical assets or liabilities in inactive markets.

Level 3 inputs include one or more unobservable inputs which we have assessed and assumed that market participants would use in pricing the asset or liability.

Revenue Recognition

A majority of our revenues are derived from our customers having written licensing agreements with us, which revenues are recognized by us on a one-time or monthly basis as specified in these written contracts. Regarding any secondary non-recurring revenues such as one-time custom software projects or bulk email delivery for our customers, we recognize revenue when the specific project or service is completed.

Revenue is recognized in the period the services are provided over the contract period, normally one to three years. We invoice one-time startup and implementation costs, such as consolidating and uploading digital assets of the customer, upon completion of these services. Monthly services such as internet access, hosting and weekly backups are invoiced monthly.

Upon receipt of any prepayment from a customer, we recognize a contract liability for our performance obligation to transfer goods and services in the future. When we transfer the goods and services, thus satisfying the performance obligation, we will then recognize the revenue.

The Company recognizes revenues based on these policies because the services have been provided by us, our fees are fixed or determinable, persuasive evidence of the arrangement for our services exists, and collectibility of revenues is reasonably assured.

Cost of Revenue

Cost of revenue primarily represents third-party hosting, data storage and other services provided by our cloud service provider, as well as certain other expenses directly related to customer access and use of our marketing software platform. Cost of revenue relating to our cloud services is recognized monthly.

Stock-Based Compensation

We record stock-based compensation in accordance with FASB ASC Topic 718, which requires us to measure the cost for any stock-based compensation at fair value at the grant date and recognize the expense over the related service period. In our statement of operations, we recognize the fair value of stock options and other equity-based compensation issued to employees and non-employees as of the grant date. Our valuations for stock-based compensation grants are based primarily on the quoted prices for our common stock in the public trading market.

Income Taxes

We account for income taxes in accordance with the asset and liability method of accounting for income taxes, whereby any deferred tax assets are recognized for deductible temporary differences and any deferred tax liabilities are recognized for taxable temporary differences. Deferred tax assets are reduced by a valuation allowance when, in the opinion of our management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

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Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, which provides that basic earnings per share is based on the weighted average number of common shares outstanding, and diluted earnings per share is based on the assumption that all dilutive convertible shares, options, and warrants were exercised. Dilution is computed by applying the treasury stock method, which provides that options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if the funds obtained thereby are used to purchase common stock at the average market price during the period.

Long-Lived Assets

We evaluate the recoverability of our identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists. In determining if impairment exists, we estimate the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds their fair value.

Segment Reporting

The Company has determined that it operates in only one segment of its industry.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, "Revenue from Contracts with Customers (Topic 606)," which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The update is effective in fiscal year 2019 using one of two retrospective application methods. The Company is in the process of analyzing the impact of adopting this guidance but does not anticipate that it will have a material impact on its financial position, results of operations, or cash flow disclosures..

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to put most leases on their balance sheets but recognize the expenses on their income statements in a manner similar to current practice. ASU 2016-02 states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The new standard is effective for interim and annual periods beginning after December 15, 2018 and early adoption is permitted. We are currently evaluating the impact of ASU 2016-02 to our future consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, the AICPA, and the SEC did not or are not believed by our management to have a material impact on our present or future financial statements.

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Results of Operations for the Nine Months Ended September 30, 2018 and 2017

Revenue -- Revenue was $391,037 for the nine months ended September 30, 2018 compared to $409,980 for the nine months ended September 30, 2017, which revenues for these two nine-month periods were basically the same.

Cost of Sales -- Cost of sales for the nine months ended September 30, 2018 was $63,104 (16% of revenue) compared to cost of sales of $53,012 (13% of revenue) for the nine months ended September 30, 2017, which small increase in the percentage of cost of sales in the 2018 nine-month period was due primarily to decreased revenues.

Gross Margin -- Gross margin for the nine months ended September 30, 2018 was $327,933 compared to $356,968 for the nine months ended June 30, 2017. Gross margin as a percentage of revenue was 84% for the 2018 nine-month period compared to 87% of revenue for the 2017 nine-month period.

Operating Expenses -- Operating expenses for the nine-month period ended September 30, 2018 were $2,197,358 compared to $3,058,352 for the nine-month period ended September 30, 2017, which decrease of $860,994 for the 2018 nine-month period was due primarily to substantial one-time marketing support expenses incurred in 2017 related to our enhanced marketing program directed to large enterprises. Sales and marketing expenses for the nine-month period ended September 30, 2018 were $536,164 compared to $1,296,922 for the nine-month period ended September 30, 2017, which large decrease of $760,758 for the 2018 nine-month period was due primarily to the one-time marketing support expenses incurred in 2017. Development and support expenses for the nine-month period ended September 30, 2018 were $531,359 compared to $763,168 for the nine-month period ended September 30, 2017, which decrease of $231,809 for the 2018 nine-month period was due primarily to development of our software platform being essentially completed by early 2018. General and administrative expenses for the nine-month period ended September 30, 2018 were $1,129,835 compared to $998,262 for the nine-month period ended September 30, 2017, which increase of $131,573 for the 2018 nine-month period was due primarily to certain one-time stock-based consulting and advisory expenses incurred in early 2018.

Operating Loss -- Operating loss for the nine months ended September 30, 2018 was $1,869,425 compared to $2,701,384 for the nine months ended September 30, 2017, which decrease for the 2018 nine-month period was due to the reasons described in the foregoing paragraph.

Other Income/(Expenses) -- Other income/(expenses) for the nine-month period ended September 30, 2018 were $(324,638) compared to $(992,105) for the nine-month period ended September 30, 2017, which large decrease for the 2018 nine-month period was due primarily to the accounting treatment for amortization and changes in fair value of our derivative convertible debt. Other income/expenses for the 2018 nine-month period consisted of interest, debt discount amortization and other debt-related expenses of $1,446,929, offset by a positive change in the value of derivatives of $696,997, a gain on settlement of debt of $424,650 and $644 in non-operating income. In comparison, other income/expenses for the 2017 nine-month period consisted of interest, debt discount amortization and other debt-related expenses of $928,283 and settlement of debt expense of $121,854, offset by a positive change in the value of derivatives of $57,847 and $185 in non-operating income.

Net Loss – Our net loss for the nine months ended September 30, 2018 was $2,194,043 compared to a net loss of $3,693,489 for the nine months ended September 30, 2017, which smaller loss in the 2018 nine-month period was due to the foregoing reasons.

Results of Operations – Fiscal Years Ended December 31, 2017 and December 31, 2016

Revenue -- Revenue totaled $577,022 for the fiscal year ended December 31, 2017 compared to revenue of $425,198 for the comparable fiscal year 2016, an increase of $151,824, or 35.7%, which increase was due primarily to increasing revenues from our recent significant large enterprise clients.

Of fiscal year 2017 revenue, $443,386 (77%) represented recurring revenues from customer licensing fees, and the balance of $133,636 primarily represented one-time setup and integration fees pursuant to new customer licensing agreements. As for fiscal year 2016 revenue, $316,400 (74%) represented recurring license fee revenues, and the balance of $108,798 primarily represented one-time setup and integration fees related to new customer contracts.

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Cost of Revenue – Cost of revenue in fiscal year 2017 was $73,514 (12.7% of revenue) compared to cost of revenue in fiscal year 2016 of $96,315 (22.7% of revenue).

Gross Margin – Gross margin for fiscal year 2017 was $503,508 compared to $328,884 for fiscal year 2016, an increase of $174,624 attributable primarily to higher revenue in 2017 and better efficiencies related to our change in cloud service provider. Gross margin as a percentage of revenue was 87% for fiscal year 2017 compared to 77% for fiscal year 2016. In future years, we expect our gross margin will continue to remain in a high range similar to fiscal year 2017.

Operating Expenses – Operating expenses totaled $4,189,394 for fiscal year 2017 compared to $2,973,495 for fiscal year 2016. These comparable operating expenses included:

(i)

selling and marketing expenses of $1,597,104 in 2017 compared to $1,046,806 in 2016, which increase of $550,298 in 2017 was due primarily to substantial increased sales personnel, stock-based grants, travel and other expenses necessary to focus our marketing and sales strategy toward large enterprise clients;

(ii)

development and support expenses of $957,274 in 2017 compared to $595,115 in 2016, which increase of $362,159 in 2017 was due primarily to software enhancement development of our Fision platform to support and improve its use and functions by large enterprise customers, and adding personnel experienced in developing and providing software services to large enterprise customers; and

(iii)

general and administrative expenses of $1,635,016 in 2017 compared to $1,331,574 in 2016, which increase of $303,442 was primarily due to a substantial increase of stock-based compensation for financing and consulting services as well as increased costs of being a public company.

Other Expenses – Other expenses for fiscal year 2017 were $1,073,933 including loan interest and debt discount expenses of $976,426, loss on a debt settlement of $121,854, amortization and OID loan expenses of $55,387, offset primarily by a change in fair value of loan derivatives of $76,235. In comparison, other expenses for fiscal year 2016 were $173,387 and consisted of interest and debt discount expenses.

Net (Loss) – Our net (loss) for fiscal year 2017 was $(4,189,394) compared to $(2,817,998) for fiscal year 2016, which increased loss in 2017 was due to increased marketing, selling, software development/implementation, and administrative expenses necessary to support our expanded business model to target and focus on large enterprise customers.

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Liquidity and Capital Resources

Our financial condition and future prospects critically depend on our access to financing in order to continue funding our operations. Much of our cost structure is based on costs related to personnel and facilities, and is not subject to significant variability. In order to fund our operations and working capital needs, we have historically utilized loans from accredited investors (including management), equity sales of our common stock or convertible debt, and issuances of common stock to satisfy outstanding debt and to pay for development, marketing, management, financial, professional and other services.

We will need to raise substantial additional capital through private or public offerings of equity or debt securities, or a combination thereof, and we may have to use a material portion of the capital raised to repay past due debt obligations. To the extent any capital raised is insufficient to satisfy operational working capital needs and meet any required debt payments, we will need to either extend, refinance or convert to equity our past due indebtedness, which there is no assurance we will accomplish.

As of September 30, 2018, we had total current liabilities of $4,350,144 including Notes Payable of $699,329 and $2,572,376 of related derivative liabilities. We also had long-term liabilities of $501,129 as of September 30, 2018, consisting of Convertible Notes Payable having varying maturity dates. A summary of our outstanding Notes Payable indebtedness including accrued interest thereon as of September 30, 2018 is set forth in Note 4 of our unaudited financial statements for the nine-month period ended September 30, 2018.

Currently we have approximately $___________ in cash, which we believe along with our projected revenues and accounts and notes receivable will last until _____________, 2019. Our management estimates that based on our current and projected expenses, we need to raise approximately $2,500,000 in additional capital to support our operations and satisfy certain debt payments for the next twelve months. Such financing may be sought from various sources including sales of equity or debt securities (including convertible debt) or loans from financial institutions or others. We may not be able to obtain such financing when needed on terms acceptable to us, if at all. If further substantial financing is not available to us as needed

Convertible Note Financing

A majority of our financing during the past couple years has consisted of Convertible Notes sold to various accredited investors. We raised a total of $1,020,000 from such convertible debt financing in 2017, and we raised a total of $2,518,500 from such convertible debt financing in 2018.

Recent Securities Financing

During November--December 2018 we obtained an aggregate of $1,400,000 in financing from our sale of Common Shares with accompanying Advisory Shares, Warrants and potential True-Up Shares. See “The Private Placement.”

Net Cash Used in Operating Activities

We used $1,808,220 of net cash in operating activities for the nine months ended September 30, 2018 compared to $665,286 of net cash used in operating activities for the nine months ended September 30, 2017. This increase of $1,142,934 of net cash used in operating activities in the 2018 nine-month period was due primarily to the accounting treatment of our substantially increased convertible debt for changes in derivative liability, debt discount amortization and other debt-related expenses.

We used $1,210,787 of net cash in operating activities for the fiscal year ended December 31, 2017 compared to $1,200,674 of net cash used in operating activities for the fiscal year ended December 31, 2016, which was virtually the same for these two years.

Net Cash (Used in) Provided By Investing Activities

During the nine months ended September 30, 2018, we used net cash in investing activities of $5,000 for an equipment purchase compared to net cash provided by investing activities of $51,500 (acquired incident to our Volerro acquisition) during the nine months ended September 30, 2017.

We were provided by net cash in investing activities in fiscal year 2017 of $51,500 from our Volerro assets acquisition, compared to net cash used in investing activities in fiscal year 2016 of $6,531 for an equipment purchase.

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Net Cash Provided by Financing Activities

During the nine months ended September 30, 2018 we were provided net cash by financing activities of $2,021,824 including proceeds from notes payable of $2,448,450 offset by repayments on notes payable of $417,526 and a $9,100 payment on our line of credit. In comparison, during the nine months ended September 30, 2017 we were provided net cash by financing activities of $612,108 including sales of common stock of $300,000, issuance of notes payable of $424,300 offset by $104,667 for repayments on notes payable and a $7,525 payment on our line of credit.

During fiscal year 2017, we were provided by financing activities with net cash of $1,161,888 including proceeds from sales of common stock of $300,000 and net proceeds (after repayments) from notes payable of $861,888. In comparison, during fiscal year 2016, we were provided by financing activities with net cash of $1,206,903 including proceeds from sales of common stock of $1,225,000 offset by net payments of $18,097 on short-term loans.

Going Concern

Our financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our ability to continue as a going concern is contingent upon our future ability to achieve and maintain profitable operations, and to raise substantial additional capital as required until we attain profitable operations.

At September 30, 2018 we had a working capital deficiency of approximately $3.7 million and an accumulated deficit of approximately $21 million. These conditions raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

We are in the process of raising funds, increasing our marketing and sales activities to obtain materially increased revenues, and otherwise addressing our ability to continue as a going concern, and our management believes that our actions being taken to raise needed capital and implement our business plan for increased revenues will enable us to continue as a going concern.

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Off-Balance Sheet Arrangements

We have no off-balance sheet items as of September 30, 2018 or as of the date of this prospectus.

OUR BUSINESS

Our business is conducted through our operating Minnesota subsidiary which is based in Minneapolis. Our Minnesota subsidiary was founded and incorporated in Minnesota in 2010 by our current management to develop and create proprietary software solutions to support marketing and sales operations of both private and public companies. Since then, we have developed and successfully commercialized a cloud-based software platform which automates and integrates digital marketing assets and marketing communications and thus “bridges the gap” between marketing and sales of an enterprise.

We are a software development and licensing company offering our proprietary Fision software platform to enhance and automate many marketing functions and activities of a business, in order to promote and improve sales enablement of any commercial entity. Our Fision software system is readily scalable to adapt to fast business growth of any customer, regardless of size. Since our founding, we have been engaged primarily in the development of our software platform along with commercializing, servicing and supporting our initial customers. Except for future customary software enhancements and periodic upgrades, the development of our marketing software platform has been completed.

Our Fision software platform and its agile marketing solutions enables our customers to easily and quickly create and implement marketing campaigns to support their sales personnel while still emphasizing, protecting and enhancing their valuable brand assets. Use of our software solutions by our customers reduces substantially the time and cost incurred by them to produce and present marketing and sales campaigns and presentations for specific products or services.

Our proprietary marketing software enables every member of our customers’ marketing and sales teams, by having easy and automated access to all their digital marketing and media assets, to leverage the full power of their distinctive brands and marketing assets in every interaction with their consumers or buyers, while at the same time assuring that central marketing maintains control of the brands and related corporate integrity.

Our current and targeted customer base ranges across diverse industries of all sizes, including banks and other financial institutions, insurance companies, hotels and other hospitality enterprises, manufacturers, healthcare and fitness companies, software and other technology companies, telecommunications companies, and other companies selling established branded products or services.

We generate our revenues primarily from software licensing contracts typically having terms of one to three years and requiring monthly subscription fees based on the customer’s number of users and locations where used. The majority of our revenues are recurring, due to the long-term nature of our contracts.

We have licensed our proprietary software platform primarily through direct sales obtained by our management and other direct sales personnel. During the past couple years, we also have implemented a secondary sales channel utilizing experienced independent sales agencies, which we refer to as our “channel partners.” We have realized material revenues from the efforts of our channel partners.

Our Fision Platform

Our Fision marketing software centrally collects, stores, prioritizes, organizes, streamlines, integrates and distributes the numerous digital marketing assets of our customers including videos, images, logos and other brand materials, presentations, social content and any other material digital marketing assets. Using Fision’s proprietary software technology, these digital assets then become readily available for user access as determined by our customers. Our system is designed to allow any corporate marketing department the ability to instantly and seamlessly update its users with the latest digital marketing content and materials, while providing them with a simple, intuitive software interface to quickly find what they need on any digital device, anytime and anywhere.

Even customers having extensive global sales networks have the ability using our cloud-based platform to quickly and efficiently create and deliver customized sales campaigns or presentations to selectively targeted consumer audiences while conveying a positive, personalized and consistent brand experience. We believe that the use of our software marketing solutions by our customers results in a substantial increase in their return on investment (ROI) and their profitability.

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We believe that our Fision platform provides many beneficial functions to our customers, including the following:

•	Reducing the time and cost to localize marketing content, resulting in shortening the sales cycle for faster speed to market.

•	Responding quickly to changing consumer market conditions.

•	Enhancing the effectiveness of digital distribution to targeted consumers or buyers whether through print, email, mobile, website or social media.

•	Providing autonomy to scattered sales force personnel to enable them to independently and quickly create locally relevant content and launch their own selling campaigns.

•	Distributing specialized content to selected consumer or buyer groups.

•	Maintaining corporate reputation and brand integrity.

•	Facilitating regulatory compliance.

•	Improving marketing and sales performance analytics.

Our Customers

Our potential customer base is global and virtually unlimited, since our automated marketing software solutions are totally cloud-based and scalable, and provide a multitude of digital tools and solutions which we believe can benefit the marketing activities of any company selling products or services, regardless of their size.

We have written licensing agreements with fourteen (14) customers using our agile marketing software solutions platform. Our customers typically “stick” with us and our Fision platform, and accordingly we generally receive recurring revenues from them on a consistent basis. We regard our substantial percentage of recurring revenues to be particularly significant to our marketing strategy which emphasizes long-term relationships with our customers under written contracts. We believe that our ability to realize material recurring revenues from our customers is a keystone feature of our business model. Certain key customers have maintained written contracts with us for several years, including Renewal by Andersen, PostNet, Grand Casino, IronPlanet, Full Circle Group/RAZR, Summit Reinsurance, Frontier Communications, and VitalityHealth/PruHealth.

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Strategic Marketing Change

During the years prior to 2017 while we were primarily engaged in designing and developing our Fision software platform, our limited marketing and sales efforts were directed toward local or regional small-to-medium sized companies whose operational, management and commercial activities are conducted from one local or a couple regional facilities. Since our Fision platform and its cloud-based marketing software were designed and developed to be readily adaptable to and scalable for any size company, however, during late 2016 and early 2017 we revised our marketing strategy and activities to target and sell our agile marketing software products primarily to large global enterprise corporations having many and widespread national and international branches and operations.

We believe that our enhanced marketing focus now targeted toward large enterprises has been effective, since during the past couple years we have closed and implemented material contracts with, and are receiving recurring revenues from, several large enterprise companies. Moreover, we currently are in the process of procuring material key contracts with certain additional large enterprise companies.

The increased length of our sales cycle necessary to sell our products to large enterprises, however, has been considerably longer than we earlier incurred while marketing our Fision platform to local and regional sized companies. This substantial increase in our sales cycle to negotiate and close contracts with new large enterprise customers resulted in a material decline in our revenues during the past couple years. We now believe this period of declining revenues due to our change in marketing strategy has ended, and that due to the large enterprise contracts we have recently closed and those we are now in the process of procuring, our revenues will appreciate substantially during 2019 and following years.

Recent Marketing Achievements

Our primary marketing strategy focused toward large enterprise companies has succeeded in various industries. We believe that significant recent clients acquired by us will result in substantial increases in our future recurring revenues from our cloud-based Fision software platform. Our recent large enterprise customers include:

•	a worldwide provider of SaaS software services for procurement and contract management.
•	a Fortune 50 global provider of aerospace and building systems.
•	a nationwide leading provider of accredited online higher education courses and degrees.
•	the world’s largest RV dealership with retail operations in Florida, Colorado and Arizona.
•	a national insurance and financial company having more than 20,000 employees and advisors.
•	an operator of the world’s largest business network.
•	a leading healthcare innovator led by former key executives of Amazon, Google and 2d.MD.

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Full Year 2019 Revenue Guidance

Based on the recent integration and implementation of our Fision platform with the marketing/sales operations of several of our new large enterprise customers and their initial commercial use of Fision agile marketing software, we believe our revenues for the upcoming 2019 year will exceed our 2018 revenues materially.

Cloud-Based Platform

Storage and operation of our agile marketing software solutions along with the digital marketing assets and related data of our customers are outsourced by us to reside and function in the digital “cloud.” Providers of cloud services are typically referred to as “virtual servers” since they provide all digital data storage and related software application services to their clients. Our cloud service provider is Microsoft’s Azure Cloud, which leading provider offers readily scalable, high quality and secure cloud services capable of satisfying any increasing demand or changing circumstances in the needs of our customers or us.

We regard the hosting of our software applications, the ready digital interface with our customers, the storage of unlimited customer data with our premier cloud provider, and the overall flexibility of the cloud model as being crucial to our operating strategy. Our major savings in expensive computer equipment, high salaried technology personnel, and costly security measures through our use of Microsoft’s cloud is vital to our cost of doing business. Moreover, we believe that our leading and experienced cloud provider is more effective in delivering our agile marketing software solutions to our customers than we could perform in any event

Research and Development

Since our inception, we have committed substantial financial, personnel and computer equipment resources toward research and development efforts and activities relating to the integration, commercialization and improvement of our proprietary Fision software platform.

Our development activities are conducted both in-house from our Minneapolis headquarters facility by our experienced and well-qualified development programmers, and externally from outsourced contracts with experienced independent software development companies and individuals. We own considerable servers and other computer equipment located at our Minneapolis facility, which are used by our development personnel to develop and enhance our Fision software platform.

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Our Industry

We are positioned and conduct our business in the agile marketing segment of the broad software-as-a-service (SaaS) industry, which segment we believe now represents annual revenues of at least $20 Billion.

Corporate spending on computer software applications and other intellectual technology (IT) has been growing at a rapid pace for many years in order to capitalize on the benefits of digital information technology. Moreover, a substantial amount of IT spending is now being directed to support and enhance corporate marketing and sales efforts and activities. We believe that for many corporations, agile marketing software technologies have become a fundamental driver of their IT purchasing.

Marketing

We market and sell licensing rights to our Fision software platform under written contracts with our customers which typically have one to three-year terms. Our historical customers and revenues were procured primarily through direct sales obtained by our management and direct sales force.

Our marketing and related sales efforts and activities include generating sales leads and contract proposals with customers through our direct sales force and management and other persons affiliated or associated with us. Our direct marketing and sales efforts are supported by various product promotional activities including participation in selected industry trade shows and conventions, certain print and digital media advertising and promotion, and marketing solution overviews and presentations posted on our website.

A couple years ago, we implemented a secondary sales channel which involves targeting independent national technology sales agencies to sell (license) our branded software products as agents paid based on their actual sales. We regard and refer to these sales agencies as our “channel partners.” To date we have entered into three significant channel partner arrangements with experienced and reputable agencies, and we have already realized material revenues from their sales efforts in representing us.

2017 Strategic Acquisition

In May 2017 we acquired substantially all the assets of Volerro Corporation (“Volerro”), a Minneapolis-based company, including its unique cloud-based proprietary software and development technology and its customer base. Volerro has developed and marketed “content collaboration” software services to enhance and improve the overall sales and marketing activities of its clients. We acquired these Volerro assets in consideration for 600,000 shares of our unregistered common stock issued to Volerro.

Volerro software enables the marketing, sales and brand personnel of its clients to collaborate in real time in the creation, refinement, and distribution of all types of their strategic content including print, packaging, high quality image and video content. For example, Volerro’s primary application allows all product, brand, marketing and creative teams of a business enterprise the ability to work on and create a document in real-time with integrated chat and voice conferencing.

Marketing of Volerro cloud-based software solutions has been primarily focused on large financial and retail enterprises. The two principal clients of Volerro are U.S. Bank, a leading national banking institution having numerous branches throughout the USA, and Shopko Stores, a $3.2 billion retailer selling many kinds of quality name-brand merchandise through its 363 operated retail stores in 24 states.

Volerro content collaboration software services and technology are particularly complementary with and readily adaptable to integrate into the SaaS marketing software services currently available on our Fision platform. Accordingly, we believe our acquisition of these Volerro software applications will both increase our revenues materially and also attract new customers to our Fision platform.

Our Employees

We currently have ten (10) full-time employees, including our Chief Executive Officer, Chief Financial Officer, Chief Revenue Officer, Controller/Office Manager, Customer Support Specialist, Marketing Manager, Client Service Manager, and three Programmer/Developers. None of our employees are subject to a collective bargaining agreement and we believe that our relations with our employees are good.

Legal Proceedings

From time to time, we become subject to legal proceedings, claims and litigation arising in the ordinary course of business. We currently are not a party to any material legal proceedings, nor are we aware of any material pending or threatened litigation against or involving us.

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Our Facilities

Our corporate headquarters and development and operational facilities are located at Butler Square, a large office building complex in downtown Minneapolis, Minnesota, where we occupy 5,229 square feet of office and development spaces. We lease these facilities under a two-year lease expiring in December 2019 for $8,323 monthly including rent, utilities, and maintenance. We do not own any real estate.

Our computer hardware servers and other technology development equipment as well as considerable office and administrative equipment, furniture and supplies are also located in our Minneapolis facility. We believe that our current facilities and equipment are adequate to satisfy our current operations and to support substantial future growth.

MANAGEMENT

Our directors and executive officers are as follows:

Name	Age	Position
Michael Brown	60	Chief Executive Officer, Board Chairman and Director
Garry Lowenthal	59	Executive Vice President, Chief Financial Officer and Director
John Bode	43	Director
Jason Mitzo	42	Chief Revenue Officer

Michael Brown, co-founder of the Company, has been a director and Chief Executive Officer of the Company since our inception in 2010. Mr. Brown has been an accomplished corporate executive for over 20 years while serving in various senior operations, sales and executive positions. His extensive senior management experience includes having been Senior Vice President of Operations, Sales and Marketing at Life Time Fitness from 1997 to 2007, where he successfully managed and oversaw annual revenue growth from $7 Million to $689 Million. In 2001, he attended the Executive MBA course at the University of St. Thomas, and he has also served as a nuclear submarine diver in the United States Navy.

Garry Lowenthal, co-founder of the Company, has been a director, Executive Vice President and Chief Financial Officer of the Company since our inception in 2010. Mr. Lowenthal has over 20 years extensive experience in senior operations and key finance management positions, both with private and public companies. He has developed a substantial background with equity capital raising transactions while managing both private placements and public offerings for various corporations. Mr. Lowenthal has served on the national board of Financial Executives International (FEI), the premier professional association for CFOs and other senior financial executives. He also served as past chairman of FEI’s national technology committee. Mr. Lowenthal is on the Alumni Advisory Board of the Carlson School of Management/University of Minnesota where he graduated with a Master’s Degree in Business Taxation and Finance and a Bachelor’s Degree in Accounting. He also serves as a District Chairman for the Boy Scouts of America.

John Bode has been a director of the Company since March 2018. Mr. Bode’s past corporate experience includes many years serving as a key executive and/or financial officer for leading public companies. He currently is the managing director of Aerie Investments where he is primarily involved with creating strategic initiatives with companies ranging from legacy media enterprises to digital start-ups. Prior thereto, Mr. Bode was Chief Financial Officer (CFO) of the Tribune Publishing Company (now tronc, Inc, (NASDAQ: TRNC). Mr. Bode also served as the CFO of Source Interlink Companies, one of the largest enthusiast media companies in the USA and a leading distributor of periodicals. His extensive past accounting/auditing career also included being employed as a Certified Public Accountant (CPA) for BDO Seidman. Mr. Bode qualifies as an independent director under the rules of FINRA, the SEC, and all national stock exchanges.

Jason Mitzo has been Chief Revenue Officer of the Company since June 2017, and prior thereto he was our Senior Vice President of Sales and Marketing since February 2012. From 2008 to February 2012, Mr. Mitzo was a Sales Director of Oracle, a Fortune 50 public technology company, where he was the developer and leader of various successful Oracle sales and marketing teams. He has more than 15 years of sales and marketing leadership experience with various software and other technology companies, and he has worked with a wide array of clients on B2C and B2B programs across a broad spectrum of industries. His worldwide business client experience has included InterContinental Hotels Group, Mitsubishi Motors, ECCO, Trek Bicycle Corporation, Alticor/Amway and others. He also is founder of The Social 360, an online marketing agency based in Minneapolis/St. Paul.

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Director Relationships

There are no family relationships among or between any of our officers and directors.

None of our directors is a director of any other company having a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of the Securities Exchange Act, or of any company registered as an investment company under the Investment Company Act of 1940.

Director Compensation

No director compensation was paid or awarded to any of our directors for our fiscal year ended December 31, 2017. Our executive officers who are also directors do not receive any compensation for serving in their role and capacity as a director of the Company.

John Bode began serving as an independent director of the Company in March 2018, and he was granted 250,000 shares of our restricted common stock as consideration for serving on our Board of Directors for a year.

Director Committees

Due to the small size of our Board of Directors, currently we do not have any designated director committees. Our entire Board of Directors performs the functions of a compensation committee, a nominating committee, and an audit committee including approving the annual selection of our independent auditing firm.

Code of Ethics

We currently are in the process of developing a Code of Ethics which when adopted will apply to all our executive officers and directors as well as any other employees who perform any accounting or financial functions or operations for us.

Involvement in Certain Legal Proceedings

To the best of our knowledge, our directors and executive officers have not been involved in any of the following legal proceedings during the past ten years:

i)

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

ii)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

iii)

being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting the involvement of the person from any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

iv)

being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

v)

being subject of, or a party to, a federal or state judicial or administrative order, judgment, or decree or finding, not subsequently suspended, reversed or vacated, relating to an alleged violation of any federal or state securities or commodities laws or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

vi)

being subject of or party to any sanction or order, not subsequently suspended, reversed or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information for our last two fiscal years ended December 31, 2017 and 2016 regarding all compensation paid to, awarded to, and earned by each individual who served as our chief executive officer or in any other executive officer position with the Company.

Name and Position	Year	Salary	Bonus	Option Awards		Stock Awards		Total

Michael P. Brown	2017	$240,000	-	-		$-		$240,000
Chief Executive Officer	2016	$240,000	-	-		$-		$240,000

Garry N. Lowenthal	2017	$165,000	-	-		$35,000	(1)	$200,000
Executive Vice President and Chief Financial Officer	2016	$150,000	-	-		$296,250	(2)	$446,250

Wade Anderson (3)	2017	$200,000	-	-		$125,000	(4)	$325,000
Chief Technology Officer	2016	133,333	-	$208,000	(5)	$26,250	(6)	$367,583

Jason Mitzo	2017	$172,000	-	$96,000	(8)	$70,000	(9)	$338,500
Chief Revenue Officer	2016	$145,000	$20,820	$40,000	(7)	$26,250	(10)	$232,070

___________

(1)	Represents the value of stock award of 250,000 common shares.
(2)	Represents the value of stock awards of 725,000 common shares.
(3)	Mr. Anderson commenced his employment with the Company in April, 2016, and he resigned as an officer of the Company in June 2018.
(4)	Represents the value of stock awards of 850,000 common shares.
(5)	Represents the value of stock options for 1,600,000 common shares.
(6)	Represents the value of stock award of 50,000 common share
(7)	Represents the value of stock options and warrants to purchase 500,000 common shares.
(8)	Represents the value of stock options to purchase 1,000,000 common shares.
(9)	Represents the value of stock award of 500,000 common shares.
(10)	Represents the value of stock award of 50,000 common shares.

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Executive Compensation Overview

Our executive compensation program historically has consisted of a combination of base salary and stock-based compensation in the form of common stock awards or options. Our executive officers and other salaried employees are also eligible to receive health and certain other fringe benefits.

We will evaluate our compensation values, philosophy, plans and arrangements as circumstances require. At a minimum, we expect to review executive compensation annually with input from our Board of Directors and any future compensation committee established by our Board of Directors. Incident to considering the compensation levels needed to ensure our executive compensation program remains competitive, we also will review whether we are satisfying our retention objectives and the potential costs of replacing key employees.

Employment Agreements With Our Current Executive Officers

Michael Brown and Garry Lowenthal

On July 1, 2014 the Company entered into three-year term Employment Agreements with Michael P. Brown to serve as our Chief Executive Officer, and with Garry N. Lowenthal to serve as our Executive Vice President and Chief Financial Officer. Mr. Brown’s base salary was $15,000 monthly during 2014 and increased to $20,000 monthly on January 1, 2015, and Mr. Lowenthal’s base salary was $10,000 monthly during 2014 and increased to $12,500 monthly on January 1, 2015. At the end of these three-year terms in July 2017, these employment contracts were extended for an additional three years and also Mr. Lowenthal’s base salary was increased to $15,000 monthly.

If either Mr. Brown or Mr. Lowenthal voluntarily terminate their employment with us or are terminated by the Company “without cause” as defined in the Employment Agreements, they would be entitled to receive severance payments of 12 months of their prevailing base salary, which severance payments would increase to 15 months of their prevailing base salary in the event of any termination other than for cause within one year from a change in control of the Company.

These written employment agreements with Messrs. Brown and Lowenthal provide for the employee to participate in any bonus, health or other benefit plans established by the Board of Directors, and to receive annually a grant of 20 days paid personal time off (PTO) for vacation and sick leave or other absences. These agreements also contain customary clauses governing confidentiality, non-solicitation, invention/IP assignment, arbitration and other matters.

Jason Mitzo

In September 2017, we entered into an Employment Agreement with Jason Mitzo to serve as our Chief Revenue Officer for the term of the agreement. Mr. Mitzo’s compensation under this agreement includes a base monthly salary of $15,000, an annual paid-off-time (PTO) benefit of twenty-one (21) days, commissions of a maximum of 15% of Fision product sales made directly and solely by Mr. Mitzo, and participation in any fringe benefit programs provided by Fision. The term of this agreement is twelve months, with automatic renewals for successive twelve-month periods unless terminated by either party. Such automatic renewal for the second year occurred in September 2018. In the event of termination, Mr. Mitzo would receive one month of severance pay for every year employed by Fision since 2012, and he would have up to 60 days to execute any vested stock options. This employment agreement also includes customary terms governing confidentiality of proprietary information, non-solicitation of customers or employees, inventions and intellectual property (IP) developed during employment being solely owned by Fision, mandatory arbitration of any disputes, and other matters.

Concurrent with Mr. Mitzo’s employment agreement, we granted him a three-year stock option to purchase 1,000,000 common shares of the Company with 375,000 shares vested immediately and 625,000 shares vesting quarterly over the three-year term. We also granted Mr. Mitzo a stock award of 500,000 common shares to be vested annually over four years.

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Equity Compensation Plans

Our 2011 Plan

In 2011 the Board of Directors and shareholders of our Minnesota Fision subsidiary adopted and approved our 2011 Stock Option and Compensation Plan, as amended on July 18, 2013 and on December 30, 2014 (the “Plan”), which is our only equity compensation plan approved by stockholders. The purpose of the Plan is to advance the interests of the Company and our stockholders by attracting, retaining and rewarding our employees and key consultants performing services for us, and to motivate them to contribute to our growth and profitability.

Issuance of Awards. Under the Plan, the issuance of awards and the persons, terms and conditions regarding any award are determined by our Board of Directors. We have reserved up to 4,600,000 shares of our common stock to satisfy any awards under the Plan which can include one or a combination of stock options, stock appreciation rights (SARs), stock awards, restricted stock, performance shares, or cash.

To date, we have only granted stock option awards under the Plan, and as of December 15, 2018 we had outstanding options under the Plan for a total of 1,922,500 common shares.

Term and Vesting of Options. Incident to granting an option award, the Board of Directors must fix the term, exercise price, number of option shares, and any applicable vesting conditions or schedule. The Board of Directors retains the right to accelerate vesting of an option anytime for any reason. The maximum term of an option under the Plan is ten years.

Exercise Price and Manner of Exercise. The exercise price for any option granted under the Plan is determined by the Board of Directors, provided that the option price for any Incentive Stock Options intended to qualify under Section 422A of the Internal Revenue Code of 1986 shall not be less than the Fair Market Value of our common stock as of the date of grant. The exercise price may be paid in cash or check, cashless exercise, or tender of our shares already owned by the option holder, with any cashless exercise or tender of shares being based on the fair market value of our common shares on the date of exercise.

Transferability of Awards. Grants of options under the Plan are not transferable other than by will or laws of descent, and can only be exercised by the grantee during his or her lifetime.

Immediate Acceleration. The Plan provides that all options and awards not yet vested will be fully vested, and all performance conditions for restricted stock or performance share awards shall be deemed satisfied, in the event of (i) a change of control wherebya person or related group obtains 40% or more of our common stock, or (ii) a majority of our directors is replaced within 24 months without approval of the existing Board of Directors, or (iii) our stockholders approve a merger or the sale or other disposition of substantially all our assets.

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Our 2016 Plan

On March 28, 2016, our Board of Directors adopted our 2016 Equity Incentive Plan (“2016 Plan”) which was registered with the SEC pursuant to a Form S-8 effective on March 30, 2016. This 2016 Plan reserved 2,500,000 shares of our common stock for future grants from time to time under awards administered by our Board of Directors. The purpose of the 2016 Plan is to provide incentives to participants in order to generate positive returns for our shareholders, and also to provide us with flexibility to motivate, attract and retain the services of employees, directors and certain consultants who are eligible to participate in this plan. There are three types of awards which can be granted under the 2016 Plan, which are stock payment awards, stock option awards, or restricted stock awards.

Stock payment awards may be granted by our Board of Directors to any eligible participant for employee or other bonus compensation, director services, or payment for services to eligible consultants. When granted, these awards must be valued for services or compensation based on no less than 100% of the fair market value of our common stock

Awards of stock option grants also are administered by our Board of Directors who will set the number of option shares, any vesting terms, the length of term of any option, and the exercise price. The exercise price must be no less than 100% of the fair market value of our common stock at the date of any option grant. . Such stock options must be exercised only by the participant receiving the option, and are only otherwise transferable or exercisable by will or laws of descent.

Any restricted stock awards are also determined by the Board of Directors, who determine the purchase price and number of restricted shares subject to the award, the length of any restriction period, and the terms of performance or restrictions applicable during the restriction period. If the employee is terminated prior to satisfying the restriction period or requirements, any shares still subject to restriction are forfeited by the participant.

Regarding vesting of stock options and restrictive stock covenants, all stock options not yet vested will become vested and all restrictions on restricted stock will lapse upon any of the following events occurring:

(i) if any person or group of persons becomes the beneficial owner of at least 40% of our common stock;

(ii) if a majority of the members of our Board of Directors are replaced within any 24-month period by directors not approved by our existing directors; and

(iii) if a merger or sale of our assets is approved by our shareholders.

Our Board of Directors has the right to amend or terminate our 2016 Plan at any time, but any such amendment or termination does not diminish or otherwise affect the terms of any outstanding awards granted prior thereto. No awards can be granted under the 2016 Plan after its tenth anniversary.

The only type of award granted to date under our 2016 Plan are stock payment awards, and since inception of our 2016 Plan, our Board of Directors has granted stock payment awards to eligible participants for an aggregate of 2,280,000 shares of our common stock.

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Outstanding Equity Awards at Fiscal Yearend

The following table sets forth as of the end of fiscal year 2017 all outstanding equity awards held by our current executive officers:

	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Michael P. Brown	None	None		---	---
Garry N. Lowenthal	None	None		---	---
Jason Mitzo	202,500	1,125,000	(1)	$.35-.50	6/30/18 to 9/30/21

_________

(1)	Primarily vesting quarterly over four years.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus, by each of our directors and executive officers, each person known by us to own beneficially 5% or more of our common stock, and all directors and executive officers as a group. The amounts and percentages of common stock beneficially owned in this table are based on our 66,536,453 outstanding common shares as of December 20, 2018, and are reported on the basis of regulations of the Securities and Exchange Commission. To the best of our knowledge, each beneficial owner listed in this table has sole voting and sole investment power with respect to these shares. Unless stated otherwise, the address of each beneficial owner in this table is c/o Fision Holdings, Inc., 100 N. Sixth Street, Suite 308 B, Minneapolis, MN 55403.

	Amount of		Percent of
Name	Common Stock		Common Stock
Michael P. Brown	14,976,348		22.51%
Garry N. Lowenthal	2,465,091		3.71%
John Bode	250,000	(2)	0.38%
Jason Mitzo	1,827,500	(1)	2.68%
All directors and officers as a group (4 persons)	19,518,939		29.28%
Daniel Magless (over 5% stockholder)	6,310,000	(3)	9.48%
2146 Swanstone Circle De Pere, WI 54115

_________

(1)	Includes 125,000 shares owned by him, 375,000 shares vesting over 4 years, and 1,327,500 shares pursuant to stock options.
(2)	Includes 187,500 shares owned by him and 62,500 shares yet vesting during his first year service as a director.
(3)	Includes 3,310,000 shares owned by him and 3,000,000 shares underlying Warrants.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Related Persons

Since January 1, 2016 we have been involved in the following transactions with related persons, and we believe these transactions occurred on terms as favorable to us as could have been obtained from unrelated third parties.

For Information regarding the employment agreements and compensation of our executive officers during 2017 and 2016, see “Executive Compensation.”

To secure the employment of our former Chief Technology Officer, Wade Anderson, in March 2016 we granted him a five-year incentive stock option to purchase a total of 1,600,000 common shares at $.35 per share, vesting ratably over a four-year period after the first 6 months of his employment. He resigned in June 2018, and accordingly 700,000 shares vested incident to this option. In April 2016 we also issued Mr. Anderson a stock award under our 2016 Plan of 25,000 common shares, and in August 2016 we also issued 25,000 common shares to him as a bonus award.

In March 2016, as bonus compensation we issued 375,000 common shares to Mr. Brown and 225,000 common shares to Mr. Lowenthal; and in December 2016, as bonus compensation we issued 80,000 common shares to Mr. Brown and 150,000 common shares to Mr. Lowenthal, and in September 2017 as bonus compensation we issued 250,000 common shares to Mr. Lowenthal.

In December 2016 we granted stock awards to Messrs. Brown and Lowenthal from our 2016 Plan in the aggregate amount of 700,000 common shares (350,000 shares apiece) and valued at $.30 per share, pursuant to stock award agreements requiring them to continue to serve in their respective management roles as set forth in the award agreements.

In August 2016, we granted a four-year warrant to our Chief Revenue Officer, Jason Mitzo, to purchase 250,000 shares of our common stock exercisable at $0.30 per share, after which Mr. Mitzo transferred and assigned this warrant to a significant shareholder of our company to satisfy an outstanding obligation owed to this shareholder. In August 2016, we also issued a bonus award of 25,000 shares of our common stock to Jason Mitzo and granted him a four-year incentive stock option to purchase 250,000 common shares at $0.50 per share.

In December 2017, we obtained a working capital loan of $76,000 from our Chief Executive Officer, with an interest rate of 6% per annum and payable upon demand.

In February 2018 we granted a new independent director, John Bode, a stock award of 250,000 restricted common shares for joining our Board of Directors, which shares vest quarterly over a one-year period.

Since the Company has been unable to compensate its two principal officers in cash under the terms of their respective employment agreements, their accrued compensation from time to time has been converted to notes payable bearing interest at 6% per annum. Effective December 31, 2015, Mr. Brown converted $925,000 of his outstanding note payable into 1,423,077 shares of our common stock at $.65 per share; effective in December 2016, Mr. Brown and Mr. Lowenthal each converted $25,000 of their outstanding Notes into shares of our common stock at $.30 per share; and effective in September 2017, Messrs. Brown and Lowenthal converted a total of $330,168 of their Notes into a total of l,l00,562 common shares including 850,562 shares to Mr. Brown and 250,000 shares to Mr. Lowenthal. As of September 30, 2018, Mr. Brown was owed $89,521 on his Notes and Mr. Lowenthal was owed $133,843 on his Notes.

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Related Party Transaction Policy

Our Board of Directors has no formal written policy regarding related-party transactions, but rather follows the requirements of state corporate law applicable to such transactions. In particular, after full disclosure of all material facts, review and discussion, our Board of Directors approves or disapproves such transactions. No director is allowed to vote for approval of a related-party transaction for which he or she is the related party, but shall before a vote is taken on any such matter, provide all material information concerning the related-party transaction and the director’s interest in the transaction.

Director Independence

We currently have only one independent director, Mr. John Bode.

DESCRIPTION OF SECURITIES

Common Stock

Our Board of Directors is authorized to issue up to 500,000,000 shares of common stock, par value $.0001 per share. As of December 20, 2018, there were 66,536,453 shares of common stock issued and outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available for dividends. Upon the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all our assets legally available for distribution after payment of all our debts and liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights, and they have no rights for cumulative voting

Preferred Stock

The Company is also authorized to issue up to 20,000,000 shares of Preferred Stock, par value $.0001 per share. Our Board of Directors has the authority, without stockholder approval, to issue these preferred shares in one or more designated series, to establish the number of shares in each series, and to fix the preferences, powers, dividends, and voting or conversion rights of any preferred shares, which could dilute the voting power or other rights of holders of our common stock. We have no outstanding shares of Preferred Stock.

Stock Purchase Warrants

As of the date of this prospectus, we have warrants outstanding for the purchase of 17,741,569 shares of our common stock at various exercise prices with the average exercise price being $.302 per share, which warrants include Warrants from the Private Placement to purchase a total of 10,000,000 shares at $.20 per share. See “The Private Placement.”

Stock Options

As of the date of this prospectus, we have stock options outstanding for the purchase of 1,922,500 shares of our common stock at various exercise prices with the average exercise price being $.243 per share.

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THE PRIVATE PLACEMENT

During November-December 2018, we entered into a Securities Purchase Agreement (the “Agreement”) with each of the Selling Stockholders pursuant to which we sold an aggregate total of 10,000,000 shares of our Common Stock (“Common Shares”) at $.20 per share, and the Selling Stockholders purchased these Common Shares in two equal tranches, with the first tranche paid for upon entering into the Agreement, and the second tranche payable on or before that date which is three days after the effectiveness of the registration statement that includes this prospectus. Incident to the Private Placement, we have so far received payments for an aggregate of 7,000,000 Common Shares for gross proceeds of $1,400,000 including $400,000 from certain Selling Stockholders who have already purchased the second tranche. We will receive additional gross proceeds of $600,000 when all Selling Stockholders have purchased their second tranche, then resulting in total gross proceeds of $2,000,000 from the Private Placement. No commissions or offering expenses were paid incident to this Private Placement other than our payment of legal fees for the Selling Stockholders in the total amount of $11,933.

The Agreements with the Selling Stockholders also provided them with additional and potential securities from us including Advisory Shares, Warrants and True-Up Shares.

Advisory Shares

Each Selling Stockholder also will receive Advisory Shares in an amount of 10% of the Common Shares purchased in the Private Placement, which applies both to the purchased first tranche and also to the future purchase of the second and equal tranche. After all Selling Stockholders purchase the second tranche, we will have issued a total of 1,000,000 Advisory Shares.

Warrants

The Agreement also provided for our issuance of Warrants to all Selling Stockholders of the Private Placement, which Warrants are for a three-year term and grant each Selling Stockholder the right to purchase an amount of shares of our Common Stock equal to both tranches of Common Shares purchased in the Private Placement at an exercise price of $.20 per share (the “Warrant Shares”). These Warrants also include a cashless exercise provision, are subject to adjustment of the exercise price in the event of stock dividends or splits, mergers, reorganizations and similar transactions, and are further subject to a True-Up Price adjustment the same as that for the purchased Common Shares.

True-Up Shares

The Agreement also provides for the potential future issuance to Selling Stockholders of True-Up Shares in the event the following “True-Up Price” is lower than the $.20 per share price of the Private Placement. The True-Up Price represents the average of the fifteen (15) lowest closing trading prices for our Common Stock during the 90-day period after the date of effectiveness of the registration statement which includes this prospectus. If the True-Up Price is less than $.20 per share, we will issue additional True-Up Shares to the Selling Stockholders, with a floor of $.10 per share, under the following formula:

X = Y – (AxB)	X = number of True-Up Shares
B	Y = dollar ($) amount of investment
A = number of shares purchased
B = True-Up Price

For example, assuming an investment of $100,000 and a True-Up Price of $.15 per share, the additional True-Up Shares would be 166,667 shares.

Registration Rights Agreement

The Selling Stockholders also entered into a Registration Rights Agreement with us which granted them the right to register under the Securities Act of 1933, as amended, all their securities issued or to be issued incident to the Private Placement, including their Purchased Shares, their Advisory Shares, any Warrant Shares related to exercise of their Warrants, and their potential True-Up Shares related to shares purchased in the Private Placement as well as Warrant Shares subject to True-Up Price adjustments.

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Pursuant to the Registration Rights Agreement, we must prepare and file the registration statement on SEC Form S-1 (the “Filing Deadline”) on the later of (i) the date that is 105 days after the date of the Securities Purchase Agreement with the Selling Stockholders, or (ii) within 45 days after closing of the Continuity Logic merger. And the registration statement must be declared effective by the SEC within 60 days of the Filing Deadline.

In the event we fail to timely file or obtain effectiveness of the registration statement, either such failure will require us to pay liquidated damage of additional common shares to Selling Stockholders, in an amount equal to 1% of their investment in the Private Placement shares per delinquent month, which damages increase to 5% per month of such investment after the first two months of default.

SELLING STOCKHOLDERS

This prospectus relates to and covers the resale of up to a maximum of 41,000,000 shares of our Common Stock by the Selling Stockholders listed in the following table. Pursuant to registration rights which were granted to the Selling Stockholders incident to the Private Placement, we have filed a registration statement with the SEC which includes this prospectus. Selling stockholders may, from time to time, offer and sell their shares designated for sale in this table, and they may sell some, all or none of these shares. We do not know when, if ever, and in what amounts they will offer and sell their shares, and we have no agreements, arrangements or understandings with any Selling Stockholder regarding any sale of their shares. Accordingly, no estimate can be given as to the number of shares that will actually be sold in this offering by Selling Stockholders. The shares of our Common Stock being registered for the Selling Stockholders in this offering were obtained from us incident to private placement transactions occurring in November and December, 2018.

The following table and related footnotes include information identifying the Selling Stockholders and the shares they may offer and sell from time to time under this prospectus. As used in this prospectus, the term “Selling Stockholder” includes the following named persons and also any of their donees, pledgees, transferees or other successors in interest selling shares received from a Selling Stockholder after the date of this prospectus. Beneficial ownership is determined in accordance with rules promulgated by the SEC pursuant to the Securities Exchange Act. The percentage of shares beneficially owned by each selling stockholder prior to this offering is based on 66,536,453 shares of our common stock outstanding as of December 20, 2018.

None of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, nor have any of them at any time had or held any position, office, or other material relationship with us or any of our affiliates.

	Shares Owned		%			Shares	%
	Beneficially		Owned			Owned	Owned
Name of Selling Stockholder	Before Offering		Before Offering	Registered Shares		After Offering(1)	After Offering
Raymond M. Bennett	1,068,000	(2)	1.61%	2,050,000	(3)	18,000	*
Thomas W. Bibb	1,200,000	(4)	1.80%	2,050,000	(3)	150,000	*
Joseph Dopico III	1,083,333	(5)	1.63%	2,050,000	(3)	33,333	*
Nicholas Karant	1,051,000	(6)	1.58%	2,050,000	(3)	1,000	*
Angel Lebowitz	1,055,000	(7)	1.59%	2,050,000	(3)	5,000	*
Albert Mallah	1,055,000	(7)	1.59%	2,050,000	(3)	5,000	*
Daniel Mangless	6,310,000	(8)	9.48%	12,300,000	(14)	10,000	*
Lita Mitchell	2,105,000	(9)	3.16%	4,100,000	(15)	5,000	*
Robert Mitchell	3,155,000	(10)	4.74%	6,150,000	(11)	5,000	*
Joy Pipe USA LP	1,200,000	(4)	1.80%	2,050,000	(3)	150,000	*
Todd Sabo	1,050,000	(12)	1.58%	2,050,000	(3)	-	*
Marie H. West	1,060,000	(13)	1.59%	2,050,000	(3)	10,000	*

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_______

*	Less than one percent.

(1)	Assuming all shares registered for sale in this table are sold in this distribution, and that the Selling Stockholders have not acquired any more of our securities after the date of this prospectus
(2)	Includes (i) 275,000 Common Shares and Advisory Shares issued for the first tranche of the Private Placement, (ii) 275,000 Common Shares and Advisory Shares to be issued upon payment for the second tranche, (iii) up to 500,000 Warrant Shares for Warrants issued in the Private Placement, and (iv) 18,000 common shares owned by this Selling Stockholder prior to the Private Placement.
(3)	Includes 1,050,000 shares from the first column and a potential maximum of 1,000,000 True-Up Shares related to both the Common Shares and Warrant Shares issued or to be issued in the Private Placement.
(4)	Includes (i) 550,000 Common Shares and Advisory Shares issued for both tranches of the Private Placement, (ii) up to 500,000 Warrant Shares for Warrants issued in the Private Placement, and (iii) 150,000 common shares owned by this Selling Stockholder prior to the Private Placement.
(5)	Includes (i) 275,000 Common Shares and Advisory Shares issued for the first tranche of the Private Placement, (ii) 275,000 Common Shares and Advisory Shares to be issued upon payment for the second tranche, (iii) up to 500,000 Warrant Shares for Warrants issued in the Private Placement, and (iv) 33,333 common shares owned by this Selling Stockholder prior to the Private Placement.
(6)	Includes (i) 275,000 Common Shares and Advisory Shares issued for the first tranche of the Private Placement, (ii) 275,000 Common Shares and Advisory Shares to be issued upon payment for the second tranche, (iii) up to 500,000 Warrant Shares for Warrants issued in the Private Placement, and (iv) 1,000 common shares owned by this Selling Stockholder prior to the Private Placement.
(7)	Includes (i) 275,000 Common Shares and Advisory Shares issued for the first tranche of the Private Placement, (ii) 275,000 Common Shares and Advisory Shares to be issued upon payment for the second tranche, (iii) up to 500,000 Warrant Shares for Warrants issued in the Private Placement, and (iv) 5,000 common shares owned by this Selling Stockholder prior to the Private Placement.
(8)	Includes (i) 3,300,000 Common Shares and Advisory Shares issued for both tranches of the Private Placement, (ii) up to 3,000,000 Warrant Shares for Warrants issued in the Private Placement, and (iii) 10,000 common shares owned by this Selling Stockholder prior to the Private Placement.
(9)	Includes (i) 550,000 Common shares and Advisory Shares issued for the first tranche of the Private Placement, (ii) 550,000 Common Shares and Advisory Shares to be issued upon payment for the second tranche, (iii) up to 1,000,000 Warrant Shares for Warrants issued in the Private Placement, and (iv) 5,000 common shares owned by this Selling Stockholder prior to the Private Placement.
(10)	Includes (i) 825,000 Common Shares and Advisory Shares issued for the first tranche of the Private Placement, (ii) 825,000 Common Shares and Advisory Shares to be issued upon payment for the second tranche, (iii) up to 1,500,000 Warrant Shares for Warrants issued in the Private Placement, and (iv) 5,000 common shares owned by this Selling Stockholder prior to the Private Placement.
(11)	Includes 3,150,000 shares from the first column and a potential maximum 3,000,000 True-Up Shares related to both the Common Shares and Warrants issued or to be issued in the Private Placement.
(12)	Includes (i) 275,000 Common Shares and Advisory Shares issued for the first tranche of the Private Placement, (ii) 275,000 common Shares and Advisory Shares to be issued upon payment for the second tranche, and (iii) up to 500,000 Warrant Shares for Warrants issued in the Private Placement.
(13)	Includes (i) 275,000 Common Shares and Advisory Shares issued for the first tranche of the Private Placement, (ii) 275,000 Common Shares and Advisory Shares to be issued upon payment for the second tranche, iii) up to 500,000 Warrant Shares for Warrants issued in the Private Placement, and (iv) 10,000 common shares owned by this Selling Stockholder prior to the Private Placement.
(14)	Includes 6,300,000 shares from the first column and a potential 6,000,000 True-Up Shares related to both the Common Shares and Warrants issued or to be issued in the Private Placement.
(15)	Includes 2,100,000 shares from the first column and a potential 2,000,000 True-Up Shares related to both the Common Shares and Warrants issued or to be issued in the Private Placement.

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PLAN OF DISTRIBUTION

We are registering a total of 41,000,000 shares of our common stock held by the Selling Stockholders in order to permit resale of these shares after the date of this prospectus. We will not receive any proceeds from any sales of shares by the Selling Stockholders. We have agreed to pay all offering fees and expenses incident to sales of shares by the Selling Stockholders, included those related to preparation, filing, printing and mailing the registration statement and prospectus. We will not pay any commissions or other expenses incurred by the Selling Stockholders associated with sales of their shares.

The Selling Stockholders may sell all or a portion of their shares being offered under this prospectus directly to purchasers or through one or more broker-dealers, underwriters or agents. Regarding any of these shares sold through underwriters, broker-dealers or other agents, the Selling Stockholders will be responsible for any underwriting discounts or agency commissions. These shares may be sold in one or more transactions at fixed prices, at any prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. There is no assurance that any Selling Stockholder will offer or sell any or all of their shares registered under this offering.

Sales by the Selling Stockholders may be effected from time to time in one or more of the following methods, which may involve crosses or block transactions:

•	ordinary brokerage transactions including those where purchasers are solicited;

•	“at the market” prices into an existing trading market for the shares;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	privately negotiated sales including direct sales to purchasers or through agents;

•	transactions through broker-dealers or others at a fixed price per share;

•	settlement of short sales entered into after the date of this prospectus;

•	a combination of the foregoing methods of sale; or

•	any other method permitted under applicable law.

The Selling Stockholders also may sell their shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

Any broker-dealer or underwriter participating in this distribution may receive negotiated commissions or discounts from the Selling Stockholders or from purchasers if acting as agent for the purchasers, in amounts not exceeding FINRA rules. Neither we nor the Selling Stockholders can presently estimate the amount of commissions or other compensation that any broker-dealers or agents will receive from the Selling Stockholders. We are not aware of any existing arrangements between any Selling Stockholder and broker-dealer, underwriter, agent or other person relating to the sale or distribution of the shares of Selling Stockholders being offered under this prospectus.

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The Selling Stockholders and any broker-dealers or agents participating in this distribution may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Accordingly, any commissions, discounts or other compensation received by broker-dealers or agents may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, all persons who may be deemed to be “underwriters” will be subject to the prospectus delivery requirements of the Securities Act.

Under the securities laws of some states, these shares of the Selling Shareholders may only be sold through registered or licensed broker-dealers. Moreover, in certain states, these shares may not be sold unless they have been registered or qualified for sale under state laws or regulations, or an exemption from registration or qualification is available.

The Selling Stockholders and any other persons participating in this distribution will be subject to certain provisions and rules of the Securities Exchange Act of 1934 including Regulation M. Regulation M may limit the timing of purchases and sales of shares by the Selling Stockholders, broker-dealers or other persons participating in this distribution. Regulation M also restricts the ability of any broker-dealer or other person engaged in this distribution to conduct market-making activities with respect to our common stock, and further prohibits any bids or purchases to be made for the purpose of stabilizing the price of our common stock during the distribution. These Exchange Act provisions and rules may affect the marketability of our common stock and the ability of any person to engage in market-making activities with respect to our common stock.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the legality of the shares offered under this prospectus, will be passed upon for us by the law offices of Robert O. Knutson located in suburban Minneapolis, Minnesota.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2017 and 2016 included in this prospectus and in the related registration statement have been audited by Soles, Heyn & Company, LLP, an independent registered public accounting firm. As indicated in the report of this firm with respect thereto, these financial statements are included in this prospectus in reliance upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and certain other information, with the SEC. You may read and copy this information at the public reference room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. For further information on operation of the public reference room, please call the SEC at 1-800-SEC-0330. Our public filings also are available to the public at the SEC’s Internet website at http://www.sec.gov. This prospectus is part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act of 1933, as amended. This prospectus does not contain all of the information in the registration statement. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or at its Internet website.

48

FISION CORPORATION

F-1

FISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	September 30,	December 31,
	2018	2017
ASSETS

Current Assets:
Cash	$219,377	$10,773
Accounts receivable, net	28,982	39,764
Notes Receivable	295,664	-
Deferred customer costs associated with contract liabilities	-	11,924
Work In Process	8,400	8,400
Prepaid Expenses	80,153	201,092
Total Current Assets	632,576	271,953

Property and equipment, net	$7,379	$4,719

Other Assets:
Goodwill	132,000	132,000
Intellectual property/software code, net of accumulated amortization	91,737	62,384
Deposits	8,053	8,053
Total Assets	$871,745	$479,109

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable, accrued expenses	$845,914	$770,598
Contract liability	-	10,424
Customer advances	232,525	249,269
Derivative liability	2,572,376	1,243,788
Note payable and accrued interest - related party	223,364	270,639
Convertible notes payable, net of debt discount of $1,559,774 and $753,437 respectively	475,965	329,401
Total Current Liabilities	4,350,144	2,874,119

Long-Term Liabilities:
Long-Term Convertible Notes Payable, net of debt discount of $544,871 and $0 respectively	501,129	300,000
Total Long-Term Liabilities	501,129	300,000

Total Liabilities	4,851,273	3,174,119

Contingencies and Commitments

Stockholders' Equity:
Preferred Stock, $0.0001 Par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common Stock, $0.0001 Par value, 500,000,000 shares authorized 57,661,453 and 45,935,369 shares issued and outstanding, respectively	5,766	4,594
Additional paid in capital	17,156,698	15,822,261
Accumulated deficit	(21,141,992)	(18,521,865)
Total Stockholders' Equity	(3,979,528)	(2,695,010)
Total Liabilities and Stockholders' Equity	$871,745	$479,109

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-2

FISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

REVENUE	$134,818	$124,553	$391,037	$409,980

COST OF SALES	17,117	23,632	63,104	53,012

GROSS MARGIN	$117,701	$100,921	$327,933	$356,968

OPERATING EXPENSES
Sales and Marketing	158,193	513,121	536,164	1,296,921
Development and Support	124,550	340,620	531,359	763,168
General and Administrative	409,700	652,152	1,208,593	1,027,626

TOTAL OPERATING EXPENSES	$692,443	$1,505,893	$2,276,116	$3,087,715

OPERATING LOSS	$(574,742)	$(1,404,972)	$(1,948,183)	$(2,730,747)

OTHER INCOME / (EXPENSES)
Interest expense and amortization of debt discount	(210,294)	(316,793)	(562,448)	(898,735)
Amortization expense	(263,601)	0	(826,534)	0
OID and other expenses	(53,836)	0	(118,836)	0
Change in fair value of derivatives	739,449	141,216	1,069,175	57,847
Loss on settlement of debt, net	(545,259)	(56,066)	(233,301)	(121,854)
TOTAL OTHER INCOME / (EXPENSES)	$(333,541)	$(231,643)	$(671,944)	$(962,742)

NET LOSS	$(908,283)	$(1,636,615)	$(2,620,127)	$(3,693,489)

Net loss per common share - basic and diluted	$(0.02)	$(0.04)	$(0.05)	$(0.09)

Weighted average common shares outstanding:
Basic and diluted	56,031,314	43,026,419	51,691,263	41,243,255

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-3

FISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss for the Period	$(2,620,127)	$(3,693,489)
Net cash used in operating activities:
Common stock issued for services	438,770	1,518,443
Depreciation and Amortization	16,711	14,715
Stock warrants/Stock Options issued for services	250,329	206,360
Change in Derivative Liabilities	(1,069,175)	(57,847)
Loss on Settlement of Debt	233,301	121,854
Amortization of BCF Discount	812,164	58,195
Changes in Operating Assets and Liabilities
(Increase) decrease in:
Accounts receivable	10,782	(10,987)
Customer Contracts – Contract Liability	11,924	(23,847)
Prepaid expenses	120,939	377,134
Increase (decrease) in:
Accounts payable & accrued expenses	(13,838)	824,183
Net Cash Used in Operating Activities	(1,808,220)	(665,286)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment	(5,000)	-
Cash acquired in acquisition	-	51,500
Net Cash (Used In) Provided By Investing Activities	(5,000)	51,500

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on note payable	(385,513)	(104,667)
Proceeds from note payable	2,422,325	410,000
Proceeds from related party notes	26,125	14,300
Repayments of related party notes	(32,013)	0
Repayments on line of credit	(9,100)	(7,525)
Proceeds from issuance of common stock	-	300,000
Net Cash Provided by Financing Activities	2,021,824	612,108

Net Increase (Decrease) in Cash	208,604	(1,678)

Cash at Beginning of Period	10,773	8,172
Cash at End of Period	$219,377	$6,494

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:	$-
Cash paid during period:
Interest	$75,860	$30,537
Noncash operating and financing activities:
Common Stock Issued for Services	$438,770	$1,518,443
Stock warrants/Stock Options issued for services	$250,329	$206,360
Conversion of debt and accrued interest to common stock	$614,710	$541,685
Acquisition of Volerro	$31,800	$252,000

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-4

FISION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND 2017

(Unaudited)

NOTE 1 -- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

FISION Corporation, (formerly DE 6 Acquisition, Inc.), a Delaware corporation (the “Company”) was incorporated on February 24, 2010, and was inactive until December 2015 when it merged with Fision Holdings, Inc., an operating business based in Minneapolis, Minnesota. As a result of this reverse merger, Fision Holdings, Inc. became a wholly-owned subsidiary of the Company. Fision Holdings, Inc. was incorporated under the laws of the State of Minnesota in 2010, and has developed and successfully commercialized a proprietary cloud-based software platform which automates and integrates digital marketing assets and marketing communications to “bridge the gap” between marketing and sales of any enterprise. The Company generates its revenues primarily from software licensing contracts typically having terms of from one to three years and requiring monthly subscription fees based on the customer’s number of users and the locations where used. The Company’s business model provides it with a high percentage of recurring revenues.

The terms “Fision,” “we,” “us,” and “our,” refer to FISION Corporation, a Delaware corporation and its wholly-owned operating subsidiary Fision Holdings, Inc., a Minnesota corporation (including our Volerro software services).

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited. These interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and pursuant to the rules and regulations of the SEC. Certain information and note disclosures which are included in annual financial statements have been omitted pursuant to these rules and regulations. We believe the disclosures made in these interim financial statements are adequate to make the information not misleading.

Although these interim financial statements for the three and nine month periods ended September 30, 2018 and 2017 are unaudited, in the opinion of our management, such statements include all adjustments, consisting of normal and recurring accruals, necessary to present fairly our financial position, results of operations and cash flows for the periods presented. The results for this 2018 interim period are not necessarily indicative of the results to be expected for the year ended December 31, 2018 or for any future period.

These interim financial statements should be read and considered in conjunction with our audited financial statements and the notes thereto for the year ended December 31, 2017, included in our annual report on Form 10-K filed with the SEC on April 2, 2018.

Principles of Consolidation

These condensed consolidated interim financial statements include the accounts of FISION Corporation, a Delaware corporation, and its wholly-owned Minnesota subsidiary Fision Holdings, Inc. All material intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

GAAP accounting principles require our management to make estimates and assumptions in the preparation of these interim financial statements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from these estimates and assumptions.

F-5

The most significant areas requiring management judgment and which are susceptible to possible later change include our revenue recognition, cost of revenue, allowance for doubtful accounts, valuations of property and equipment and intangible assets, stock-based compensation, fair value of financial instruments, derivative securities, research and development, impairment of long-lived assets, and income taxes.

Cash and Cash Equivalents

We consider all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents. At September 30, 2018 and December 31, 2017, we had no cash equivalents.

Concentration of Credit Risk and Customers

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and accounts receivable. During the quarter ended September 30, 2018, we may have had cash deposits in our bank that exceeded FDIC insurance limits. We maintain our bank accounts at high quality institutions and in demand accounts to mitigate this risk. Regarding our customers, we perform ongoing credit evaluations of them, and generally we do not require collateral from them to do business with us.

For the nine months ended September 30, 2018, three customers each exceeded 10% of our revenues, including one for 18% of revenues, one for 16% of revenues, and one for 13% of revenues. We do not believe that we face any material customer concentration risks currently, although a significant reduction for any reason in the use of our software solutions by one or more of our major customers could harm our business materially.

Revenue recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, originally effective for public business entities with annual reporting periods beginning after December 15, 2016. On August 12, 2015, the FASB issued an Accounting Standards Update (“ASU”), Revenue From Contracts With Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASC 606 for one year. ASC 606 provides accounting guidance related to revenue from contracts with customers. For public business entities, ASC 606 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The Company has already implemented the five-step process in determining revenue recognition from contracts with customers, in accordance with ASC 606.

Revenue is recognized in the period the services are provided over the contract period, normally one (1) to three (3) years. We invoice one-time startup and implementation costs, such as consolidating and uploading digital assets of the customer, upon completion of those services as one performance obligation and recorded as revenue when completed. Monthly services, such as internet access to software as a service (SaaS), hosting and weekly backups are invoiced monthly as another performance obligation and recorded as revenue over time.

Company Recognizes Contract Liability for Its Performance Obligation

Upon receipt of a prepayment from a customer, the Company recognizes a contract liability in the amount of the prepayment for its performance obligation to transfer goods and services in the future. When the Company transfers those goods and services and, therefore, satisfies its performance obligation to the customer, the Company will then recognize the revenue.

F-6

Lease Accounting

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures.

Loss Per Common Share

Basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding and potential common shares under the treasury stock method. Diluted net loss per common share is not shown, since the assumed exercise of stock options and warrants using the treasury stock method are anti-dilutive. For the period ending September 30, 2018 and December 31, 2017, there were 9,914,069 and 9,988,069 respectively, potentially dilutive securities not included in the calculation of weighted-average common shares outstanding since they would be anti-dilutive.

Property and Equipment

Property and equipment are capitalized and stated at cost, and any additions, renewals or betterments are also capitalized. Expenditures for maintenance and repairs are charged to earnings as incurred. If property or equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from our accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method with estimated lives as follows:

Furniture and fixtures	5 years

Computer and office equipment	5 years

Stock-Based Compensation

We record stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, which requires us to measure the cost for any stock-based employee compensation at fair value and recognize the expense over the related service period. We recognize the fair value of stock options, warrants and any other equity-based compensation issued to employees and non-employees as of the grant date. We use the Black-Scholes model to measure the fair value of options and warrants.

Reclassifications

Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to put most leases on their balance sheets but recognize the expenses on their income statements in a manner similar to current practice. ASU 2016-02 states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The new standard is effective for interim and annual periods beginning after December 15, 2018 and early adoption is permitted. We are currently evaluating the impact of ASU 2016-02 to our future consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, the AICPA (“American Institute of Certified Public Accountants”), and the Securities and Exchange Commission did not or are not believed by management to have a material impact on our present or future financial statements.

F-7

NOTE 2 -- GOING CONCERN

Our financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our ability to continue as a going concern is contingent upon our future ability to achieve and maintain profitable operations, and to raise substantial additional capital as required until we attain profitable operations.

At September 30, 2018 we had a working capital deficiency of approximately $3.7 million and an accumulated deficit of approximately $21.1 million. These conditions raise substantial doubt about our ability to continue as a going concern. These unaudited interim financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

We are in the process of raising funds, increasing our marketing and sales activities to obtain materially increased revenues, and otherwise addressing our ability to continue as a going concern, and our management believes that our actions being taken to raise needed capital and implement our business plan for increased revenues will enable us to continue as a going concern.

NOTE 3 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC Topic 820 requires disclosure of and defines fair value of financial instruments, and also establishes a three-level valuation hierarchy for these disclosures. The carrying amounts reported in a balance sheet for receivables and current liabilities qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between their origination and their expected realization and their current market rate of interest. The three levels of valuation hierarchy for fair value determinations are defined as follows:

Level 1 inputs include quoted prices for identical assets or liabilities in active markets.

Level 2 inputs include observable quoted prices for similar assets and liabilities in active markets, and quoted prices for identical assets or liabilities in inactive markets.

Level 3 inputs include one or more unobservable inputs which we have assessed and assumed that market participants would use in pricing the asset or liability.

The following table represents the Company’s assets and liabilities by level measured at fair value on a recurring basis at September 30, 2018:

	Level 1	Level 2	Level 3

Derivative liability	$-	$-	$2,572,376

The following assets and liabilities are measured on the consolidated balance sheets at fair value on a recurring basis utilizing significant unobservable inputs or Level 3 assumptions in their valuation. The following table provide a reconciliation of the beginning and ending balances of the liabilities:

	Fair Value January 1, 2018	Convertible Notes	Change in fair Value	Conversions	Fair Value Sept. 30, 2018

Derivative liability	$1,243,788	$3,572,514	$(1,069,175)	$(1,174,751)	$2,572,376

All gains and losses on assets and liabilities measured at fair value on a recurring basis and classified as Level 3 within the fair value hierarchy are recognized in other interest income and expense in these financial statements.

F-8

The significant unobservable inputs used in the fair value measurement of the liabilities described above are as follows;

Exercise price	$.01 - $.152
Expected Volatility	90%
Expected Term	6 mos.
Risk free interest rate	0.91 – 2.59%
Expected dividends	-

Derivative Instruments

The Company accounts for derivative instruments in accordance with Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

NOTE 4 -- NOTES PAYABLE

At September 30, 2018 we were indebted under various Notes Payable in the total amount of $3,642,175 including accrued interest. Following is a summary of our outstanding Notes Payable indebtedness as of September 30, 2018:

Summary Description	Amount*
Decathlon LLC - Senior Secured Note, due 9/30/18, interest at 15%	$115,891
Finquest Capital Inc.- Secured Note, due 4/15/18, interest at 15%	65,130
Brajoscal, LLC - Secured Note, due 12/31/18 interest at 15%	40,938
Nottingham Securities Inc., monthly settlement payments	67,742
Greentree Financial Group, Inc., due 4/24/19 – 5/14/19, interest at 8%	308,252
L&H, Inc., due 5/14/19 – 6/26/19, interest at 8%	75,298
Crossover Capital Fund II LLC, due 11/12/18, interest at 12%	105,972
Power Up Lending Group, due 10/12/19 – 10/20/19, interest at 12%	173,071
Ignition Capital LLC, due 11/30/18, interest at 6%	103,833
2 PLUS 2, LLC, due 4/29/19, interest at 8%	25,333
JSJ Investments, Inc., due 4/11/19, interest at 12%	79,290
Crown Bridge Partners, due 5/21/19 – 9/28/19, interest at 10%	122,000
Peak One Opportunity Fund, due 6/5/21, no interest	75,000
LG Capital LLC, due 6/25/19 – 9/12/19, interest at 10%	202,938
Adair Bays LLC, due 6/25/19 – 9/21/19, interest at 10%	202,747
Intellicash GA, LLC, due 11/16/18, interest at 18%	55,647
The Thomas Group, due 5/14/18, interest at 8%	80,800
Notes payable to individual investors, due 12/31/18, interest at 6%	22,172
Note payable to individual investor, monthly settlement payments	43,000
Notes payable to individual investors, due 12/13/18, interest at 12%	291,163
Notes payable to individual investors, due October 2019, interest at 12%	330,875
Note payable to individual investor, due 3/9/19, interest at 12%	78,750
Notes payable to individual investors, due 5/25/19 – 6/21/19, no interest	176,000
Note payable to individual investor, due 1/5/20, interest at 12%	51,500
Notes payable to individual investors, due 3/9/20 – 5/1/20, interest at 12%	159,534
Note payable to individual investors, due 9/20/20, interest at 6%	365,935
Notes payable to two principal officers, due on demand, interest at 6%	223,364
Total	$3,642,175

_____________

* Includes accrued interest

F-9

NOTE 5 -- CONVERTIBLE NOTES

The Company has entered into various convertible notes at face value less debt discounts relating to fees and certain expenses paid in connection with the convertible debt transactions. The conversion provisions are a derivative that qualifies for an exemption from bifurcation and liability accounting as provided for in ASC 815, Derivatives and Hedging – Contracts in Entity’s Own Equity (“ASC 815”).

During the first nine months of 2018, the Company issued convertible notes in the total amount of $2,518,500 (excluding $119,500 of Original Issue Discounts and $65,900 legal fees and broker-dealer commissions) including $1,592,625 of short-term debt and $872,000 of long-term debt as follows:

Short-Term Convertible Notes

In January 2018 we issued a $50,000 Convertible Note to an accredited investor bearing interest at 12% per annum, maturing on December 31, 2018, and convertible into our common stock at a conversion price of $.15 per share.

In February 2018 we issued a total of $250,000 of Convertible Notes to accredited investors convertible into our common stock at conversion prices varying from 50-55% of the average of the lowest trading prices for the 10 trading days prior to conversion, including (i) $150,000 of Convertible Notes bearing interest at 11% per annum and maturing on August 28, 2018, and (ii) a $100,000 Convertible Note bearing interest at 11% per annum and maturing on November 16, 2018. We paid a $3,000 legal fee for this note.

In April 2018 we issued a $75,000 Convertible Note to an accredited investor bearing interest at 12% per annum, maturing on April 11, 2019, and convertible into our common stock at a conversion price equal to 42.5% of the lowest trading price for the 10 trading days prior to conversion. We paid a $2,000 legal fee for this note.

In May 2018 we issued a total of $135,000 of Convertible Notes to accredited investors convertible into our common stock at conversion prices at 55% of the lowest trading price for the 10 trading days prior to conversion, including (i) $75,000 of Convertible Notes bearing interest at 12% per annum and maturing on May 9, 2019, and (ii) a $60,000 Convertible Note bearing interest at 10% per annum and maturing on May 21, 2019. We paid a $3,000 legal fee for this note.

In June 2018 we issued a total of $200,000 of Convertible Notes to accredited investors convertible into our common stock at conversion prices at $0.16 per share and after six months, 55% of the lowest trading price for the 10 trading days prior to conversion, including: (i) $100,000 of Convertible Notes bearing interest at 10% per annum and maturing on June 25, 2019, and (ii) a $100,000 Convertible Note bearing interest at 10% per annum and maturing on June 27, 2019. We paid $10,000 legal fees for these two notes.

In June 2018 we issued a total of $176,000 of Convertible Notes to accredited investors convertible into our common stock at conversion prices at $0.10 per share, along with 480,000 warrants to purchase common stock at $0.20 per share for three years.

In July 2018 we issued a total of $275,000 of Convertible Notes to three accredited investors convertible into our common stock at conversion prices at 50% of the lowest trading prices for the 10 trading days prior to conversion, bearing interest at 8% per annum and maturing on April 19, 2019. No legal or due diligence fees were paid on these notes.

In August 2018 we issued a total of $160,000 of Convertible Notes to two accredited investors convertible into our common stock at conversion prices at 50% of the lowest trading prices for the 10 trading days prior to conversion, bearing interest at 8% per annum and maturing on May 14, 2019. No legal or due diligence fees were paid on these notes.

In September 2018 we issued a total of $25,000 of Convertible Notes to an accredited investor convertible into our common stock at conversion prices at 50% of the lowest trading prices for the 10 trading days prior to conversion, bearing interest at 8% per annum and maturing on June 23, 2019. No legal or due diligence fees were paid on these notes.

In September 2018 we issued a total of $60,000 of Convertible Notes to an accredited investor convertible into our common stock at conversion prices at 55% of the lowest trading price for the 10 trading days prior to conversion. We paid a $2,000 legal fee for this note.

In September 2018 we issued a total of $200,000 of Convertible Notes to accredited investors convertible into our common stock at conversion prices at $0.16 per share and after six months, 55% of the lowest trading price for the 10 trading days prior to conversion, including: (i) $100,000 of Convertible Notes bearing interest at 10% per annum and maturing on September 12, 2019, and (ii) a $100,000 Convertible Note bearing interest at 10% per annum and maturing on September 21, 2019. We paid $10,000 legal and due diligence fees for these two notes.

F-10

Long-Term Convertible Notes

In January 2018 we issued a $63,000 Convertible Note to an accredited investor bearing interest at 12% per annum, maturing on December 31, 2018, and convertible into our common stock at a conversion price equal to 42% of the average of the lowest trading prices for the 10 trading days prior to conversion. We paid a $3,000 legal fee for this note.

During January-February 2018 we issued a total of $150,000 of Convertible Notes to accredited investors, bearing interest at 12% per annum, maturing two years after their respective purchase dates, and convertible into our common stock at a conversion price equal to the lower of $.20 per share or the Volume Weighted Average Price (VWAP) for the 10 trading days prior to conversion. We paid $18,000 commissions on these long term notes.

In March 2018 we issued a $63,000 Convertible Note to an accredited investor, bearing interest at 12% per annum, maturing on June 26, 2019, and convertible into our common stock at a conversion price equal to 42% of the average of the lowest trading prices for the 10 trading days prior to conversion. We paid a $3,000 legal fee for this note.

In April and May 2018 we issued a total of $53,000 in Long Term Convertible Notes as follows: Company issued a total of $53,000 in Convertible Notes sold to four accredited individual investors who purchased these notes from our 2018 private placement of $25,000 Notes bearing interest at 12% per annum and maturing two years from their purchase with the noteholders having the right to convert the notes into our common stock at a conversion price equal to the lower of $.20 per share or the Volume Weighted Average Price (VWAP) of our common shares for the ten days prior to conversion. Incident thereto, we also issued 53,000 warrants to purchase our common stock at $0.01 per share for three years to the purchaser of this Note and 53,000 warrants to purchase our common stock at $0.01 per share for three years to the broker-dealer placement agent of this Note.

In June 2018 we issued a $75,000 Convertible Note to an accredited investor, bearing interest at 0% per annum, maturing on June 5, 2021, and convertible into our common stock at a conversion price equal to 55% of the lowest trading prices for the 10 trading days prior to conversion.

In July 2018, we issued a $103,000 convertible promissory note bearing an interest rate of 12% per annum to an accredited investor, payable on October 12, 2019 plus accrued interest, and convertible into our common stock at a conversion price equal to 42% of the lowest trading price during the 10-day trading period prior to conversion. We paid a $3,000 legal and due diligence fee for this note.

In September 2018 we issued a total of $365,000 Convertible Notes to seven accredited investors, bearing interest at 6% per annum, maturing on September 20, 2020, and convertible into our common stock at a conversion price equal to $0.20 per share. We paid no legal fee for these notes.

In September 2018 we issued a $68,000 Convertible Note to an accredited investor bearing interest at 12% per annum, maturing on December 20, 2019, and convertible into our common stock at a conversion price equal to 42% of the lowest trading price for the 10 trading days prior to conversion. We paid a $3,000 legal and due diligence fee for this note.

We evaluated the terms of the convertible notes in accordance with ASC 815-40, Contracts in Entity’s Own Equity, and concluded that the Convertible Notes resulted in a derivative with a beneficial conversion feature since the convertible notes were convertible into shares of common stock at a discount to the market value of the common stock. The discount related to the beneficial conversion feature on the notes was based on the Black-Scholes Model, and is being amortized over the term of the debt. For the nine months ended September 30, 2018, we recognized interest expense of $826,534 related to the amortization of the debt discount.

The derivative liability relating to the beneficial conversion rights was $2,572,376 at September 30, 2018 and was computed using the following variables:

Exercise price	$.01 - $.152
Expected Volatility	90%
Expected Term	6 mos.
Risk free interest rate	0.91 – 2.59%
Expected dividends	-

Short-Term Non-Convertible Note

From January through September 2018, we issued a $26,125 notes to our CEO, a related party, bearing interest at 6% per annum, due on demand.

NOTE 6 -- STOCKHOLDERS’ EQUITY

The Company is authorized to issue 500,000,000 shares of common stock and 20,000,000 shares of preferred stock, both having $.0001 par value per share. At September 30, 2018 there were 57,661,453 outstanding shares of common stock and no outstanding shares of preferred stock.

Common Shares Issued

In January--February 2018 we issued a total of 800,000 unregistered common shares valued at $134,000 to two consultants for investor relations and shareholder communications services.

During January- March 2018 we issued a total of 2,012,957 unregistered common shares to three holders of Convertible Notes who converted their Notes to $130,433 of common stock, which conversion prices were based on specific provisions contained in their Convertible Notes.

F-11

In February 2018 we granted 250,000 unvested shares of our common stock to John Bode in consideration for his agreement to serve for a year as an independent director on our Board of Directors, of which 62,500 shares vest quarterly on May 31, 2018, August 31, 2018, November 30, 2018 and February 28, 2019 provided he continues to serve as a director.

In April 2018 we issued 660,000 unregistered common shares to a holder of a Convertible Note who converted $47,248 of the Note into common stock with the conversion price based on specific provisions in the Note.

During April-May 2018 we issued a total of 779,960 unregistered common shares valued at $109,770 to three consultants for investor relations and shareholder communications services.

During April-June 2018 we issued a total of 3,861,843 unregistered common shares to three holders of Convertible Notes who converted their Notes to $256,086 of common stock, which conversion prices were based on specific provisions contained in these Notes.

During June 2018, we issued 500,000 shares of restricted common stock, valued at $80,000 to our former Chief Technology Officer.

During July-August, 2018, we issued 712,500 shares of restricted common stock valued at $102,500 to two consultants and a Noteholder for investor relations and shareholder communications services.

During July-September 2018, we issued a total of 2,765,491 unregistered shares of our common stock valued at $228,191 for debt conversions from four noteholders, which conversion prices were based on specific provisions contained in their convertible Notes

During September 2018, we issued 93,333 shares of unregistered common stock valued at $14,000 to an accredited investor for exercise of a warrant with a cashless exercise provision.

During September 2018 we issued 200,000 shares of unregistered common stock valued at $31,800 to Volerro Corporation as bonus shares pursuant to terms of the 2017 acquisition agreement.

 Stock Options and Warrants

No stock options were granted by us during the nine-month period ended September 30, 2018.

During the three-month period ended March 31, 2018, we granted warrants to purchase a total of 450,000 shares of our common stock, valued at $84,875 using Black-Scholes, as follows:

(i) warrants for 100,000 shares granted to a Noteholder incident to the purchase of a $100,000 Convertible Note, fully vested, and exercisable at $.30 per share anytime during a five-year term;

(ii) warrants for 150,000 shares granted to a Noteholder incident to purchase of a $150,000 Convertible Note, fully vested, and exercisable at $.01 per share anytime during a three-year term; and

(iii) warrants for 200,000 shares granted incident to the purchase of $100,000 of convertible debt in our private placement, fully vested, and exercisable at $.01 per share anytime during a three-year term, and which included warrants for 100,000 shares issued to the Noteholders and warrants for 100,000 shares issued to the placement agent.

During the three-month period ended June 30, 2018, we granted warrants to purchase a total of 686,000 shares of our common stock, valued at $82,407 using Black-Scholes, as follows:

(i) warrants for 100,000 shares granted to a Noteholder incident to the purchase of a $75,000 Convertible Note, fully vested, and exercisable at $.135 per share anytime during a two-year term;

(ii) warrants for 480,000 shares granted to a Noteholder incident to purchase of a $176,000 Convertible Note, fully vested, and exercisable at $.20 per share anytime during a three-year term; and

(iii) warrants for 106,000 shares granted incident to the purchase of $53,000 of convertible debt in our private placement, fully vested, and exercisable at $.01 per share anytime during a three-year term, including warrants for 53,000 shares issued to the Noteholders and warrants for 53,000 shares issued to the placement agent

During the three-month period ended September 30, 2018, we granted warrants to purchase a total of 540,000 shares of our common stock, valued at $33,656 using Black-Scholes , as follows:

(i) warrants for 100,000 shares granted to two Noteholders incident to their purchase of $100,000 Convertible Notes, fully vested, and exercisable at $.01 per share anytime during a two-year term;

(ii) warrants for 50,000 shares vested to two consultants incident to a Consulting Agreement, vesting at 25,000 warrants each, per year, vested during the period, with a strike price of $0.25 per share, exercisable over a two year term; and

(iii) warrants for 390,000 shares granted to Noteholders incident to their purchase of $390,000 Convertible Notes, fully vested, and exercisable at $.01 per share anytime during a two-year term.

F-12

	Number of Shares	Exercise Price	Weighted Average Exercise price	Average Grant Date Fair value
Balance December 31, 2016	4,206,444
Granted	2,652,097	0.15-0.40	0.40	0.39
Forfeited or cancelled	(640,722)	-
Balance December 31, 2017	6,217,819
Granted	1,626,000	0.01-0.30	0.07	0.07
Forfeited or cancelled	(102,250)	-
Balance September 30, 2018	7,741,569	0.01-1.00	0.28	0.27

NOTE 7 -- RELATED PARTY TRANSACTIONS

From January through September 2018, we issued $26,125 notes to our CEO, a related party, bearing interest at 6% per annum, due on demand, with no conversion provision.

Our Notes Payable as of September 30, 2018 include $89,521 owed to our CEO, Michael Brown, and $133,843 owed to our CFO, Garry Lowenthal, for unpaid past salary compensation, payable on demand with an interest rate of 6% per annum. Messrs. Brown and Lowenthal each have the option to convert their respective outstanding Notes any time over a four-year period into unregistered common shares at a conversion rate of $.30 per share.

In February 2018 we granted 250,000 common shares, vesting quarterly, to a new director for agreeing to serve on our Board of Directors for one year. The foregoing Note 6 further describes this transaction.

NOTE 8 -- SUBSEQUENT EVENTS

In October 2018, the company issued a $53,000 convertible promissory note bearing an interest rate of 12% per annum to an accredited investor, payable on January 10, 2020 plus accrued interest. The noteholder has the right to convert the note into common stock of the Company at a conversion price equal to 58% of the average of the lowest trading price during the 10-day period ending on the latest complete trading day prior to the conversion date.

In October 2018, the company issued a $108,000 convertible promissory note bearing an interest rate of 8% per annum to two accredited investors, payable on July 5, 2019 plus accrued interest. The noteholders have the right to convert the note into common stock of the Company at a conversion price equal to 50% of the lowest trading price during the 10-day period ending on the latest complete trading day prior to the conversion date.

In October 2018, the company issued an $82,500 promissory note bearing an interest rate of 8% per year to an accredited investor, payable on November 26, 2018 with no conversion rights.

In October 2018 we issued a total of $50,000 Convertible Note to an accredited investor, bearing interest at 6% per annum, maturing on September 20, 2020, and convertible into our common stock at a conversion price equal to $0.20 per share. We paid no legal fee for these notes. We also issued warrants for 50,000 shares granted to this Noteholder incident to their purchase of $50,000 Convertible Note, fully vested, and exercisable at $.01 per share anytime during a two-year term.

In October 2018 we issued a total of $50,000 Convertible Note to an accredited investor, bearing interest at 6% per annum, maturing on September 20, 2020, and convertible into our common stock at a conversion price equal to $0.15 per share. We paid no legal fee for these notes.

In October 2018, we issued a total of 400,000 unregistered shares of our common stock valued at $62,000 to two consultants and a noteholder for investor relations and shareholder communications services.

In November 2018, we issued 2,250,000 unregistered shares in a private placement with five accredited investors for proceeds of $450,000 ($.20 per share), which proceeds were used for working capital purposes and certain debt retirement, along with 225,000 unregistered advisory shares. The Company also granted these five accredited investors a vested three-year warrant to purchase 4,500,000 common shares at $.20 per share along with the rights to purchase an additional 2,250,000 shares for an additional $450,000 ($.20 per share), which proceeds will be used for working capital purposes and certain debt retirement.

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Fision Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Fision Corporation (the Company) as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017 and 2016, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financials have been prepared assuming the Company will continue as a going concern. As of December 31, 2017, the Company had accumulated losses of approximately $18,500,000, has $2.6 million working capital deficit and has generated limited profit, and may experiences losses in the near term. These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about its ability to continue as a going concern. Management's plan to continue as a going concern is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2014.

/s/ Soles, Heyn & Company, LLP

Soles, Heyn & Company, LLC

West Palm Beach, Florida

April 2, 2018

F-14

FISION CORPORATION

CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2017	2016

ASSETS

Current Assets:
Cash	$10,773	$8,172
Accounts receivable, net	39,764	9,045
Deferred Customer Costs Associated with Deferred Revenue	11,924	0
Work In Process	8,400	0
Prepaid Expenses	201,092	734,636
Total Current Assets	271,953	751,853

Property and equipment, net	4,719	8,326

Other Assets:
Goodwill	132,000	0
Intellectual Property/Software Code, net of Accumulated Amortization	62,384	0
Deposits	8,053	6,456
Total Assets	$479,109	$766,636

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable, accrued expenses	$770,598	$536,688
Deferred Revenue	10,424	0
Customer Advances	249,269	0
Derivative Liability	1,243,788	0
Note payable and accrued interest - related party	270,639	405,176
Notes Payable, net of debt discount of $753,437 and $0, respectively	329,401	525,550
Total Current Liabilities	2,874,119	1,467,415

Long-Term Liabilities:
Long-Term Notes Payable	300,000	-
Total Long-Term Liabilities	300,000	-

Total Liabilities	3,174,119	1,467,415

Contingencies and Commitments

Stockholders' Equity:
Preferred Stock, $0.0001 Par value, 20,000,000 shares authorized, No shares issued and outstanding	-	-
Common Stock, $0.0001 Par value, 500,000,000 shares authorized 45,935,369 and 38,302,720 shares issued and outstanding, respectively	4,594	3,830
Additional paid in capital	15,822,261	12,733,704
Accumulated deficit	(18,521,865)	(13,438,313)
Total Deficiency in Stockholders' Equity	(2,695,010)	(700,779)
Total Liabilities and Stockholders' Equity	$479,109	$766,636

The accompanying notes are an integral part of these audited financial statements.

F-15

FISION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended December 31,
	2017	2016

REVENUE	$558,222	$425,198

COST OF SALES	65,114	96,315

GROSS MARGIN	493,108	328,883

OPERATING EXPENSES
Sales and Marketing	1,548,604	1,046,806
Development and Support	957,274	595,115
General and Administrative	1,481,623	1,331,574

TOTAL OPERATING EXPENSES	3,987,501	2,973,495

OPERATING LOSS	(3,494,393)	(2,644,612)

OTHER EXPENSES
Interest Expense and Debt Discount	(1,235,290)	(173,387)
Amortization Expense	(68,042)	0
OID and Other Expenses	(13,976)	0
Change in fair value of derivatives	(143,697)	0
Loss on settlement of debt, net	(128,154)	0
TOTAL OTHER (EXPENSES)	(1,589,159)	(173,387)

NET LOSS	$(5,083,552)	$(2,817,999)

Net loss per common share - basic and diluted	$(0.12)	$(0.09)

Weighted average common shares outstanding:
Basic and diluted	42,365,892	31,654,279

The accompanying notes are an integral part of these audited financial statements.

F-16

FISION CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

					Additional
	Preferred	Preferred	Common	Common	Paid in	Accumulated
	Shares	Stock	Shares	Stock	Capital	(Deficit)	Total
Balance, December 31, 2015	-	-	27,797,950	$2,780	$9,071,663	$(10,620,765)	$(1,546,322)

Common stock issued for cash			3,367,950	337	1,224,663	-	1,225,000
Stock issued for services			3,487,288	349	1,605,109	-	1,605,458
Warrants/Options granted for services					62,468	-	62,468
Conversion of notes payable and accrued interest/expenses			2,431,551	242	769,623	-	769,865
Acquisition of the net assets and liabilities DE Acquisition			1,217,981	122	178	-	300
Net loss						(2,817,548)	(2,817,548)
Balance, December 31, 2016	-	-	38,302,720	$3,830	$12,733,704	$(13,438,313)	$(700,779)

Common stock issued for cash			842,857	84	299,916	-	300,000
Stock issued for services			3,555,596	356	1,415,818	-	1,416,174
Warrants/Options granted for services					294,234	-	294,234
Conversion of notes payable and accrued interest/expenses			2,534,196	253	579,232	-	579,485
Acquisition of the net assets Volerro			400,000	40	251,960	-	252,000
BCF from Debt Agreements					247,228	-	247,228
Shares sold to Caro Partners LLC			300,000	30	170	-	200
Net loss						(5,083,552)	(5,083,552)
Balance, December 31, 2017	-	-	45,935,369	$4,593	$15,822,262	$(18,521,865)	$(2,695,010)

The accompanying notes are an integral part of theses audited financial statements.

F-17

FISION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss) for the Period	$(5,083,551)	$(2,817,548)
Net cash provided by operating activities:
Common stock issued for services	1,416,173	1,605,457
Depreciation and Amoritization	71,649	5,959
Stock warrants/Stock Options issued for services	294,234	62,468
Change in Derivative Liabilities	143,697	-
Interest Expense for Derivatives and Debt Discount	1,184,886	-
Amortization of BCF Discount	68,042	-
Changes in Operating Assets and Liabilities
(Increase) decrease in:
Accounts receivable	(30,720)	23,089
Deferred Customer Costs Associated with Deferred Revenue	(11,924)	-
Prepaid expenses	533,545	(431,615)
Work In Process	(8,400)	-
Increase in:
Accounts payable & accrued expenses	271,282	351,516
Net Cash Used in Operating Activities	(1,151,087)	(1,200,674)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from Disposal of property and equipment	-	(6,531)
Cash acquired in acquisition	51,500
Net Cash Provided by Investing Activities	51,500	(6,531)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on note payable	(300,387)	(227,699)
Proceeds from note payable	1,020,000	165,000
Proceeds from related party notes	92,600	37,300
Repayments on line of credit	(10,025)	7,302
Proceeds from issuance of common stock	300,000	1,225,000
Net Cash Provided by Financing Activities	1,102,188	1,206,903

Net (Decrease) Increase in Cash	2,601	(320)

Cash at Beginning of Year	8,172	8,492
Cash at End of Year	$10,773	$8,172

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during period:
Interest	$(50,404)	$(39,552)
Noncash operating and financing activities:
Common Stock Issued for Services	$1,416,173	$1,605,457
Stock warrants/Stock Options issued for services	$294,234	$62,468
Conversion of debt and accrued interest to common stock	$573,185	$769,867
Acquisition of Volerro	$252,000	$-

The accompanying notes are an integral part of these audited financial statements.

F-18

FISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

FISION Corporation (formerly DE Acquisition, Inc.), a Delaware corporation (the “Company”) was incorporated on February 24, 2010 and was inactive until 2015 when it merged with Fision Holdings, Inc., a Minnesota corporation, an operating software development business based in Minneapolis, Minnesota. As a result of this merger, Fision Holdings, Inc. became a wholly-owned subsidiary of the Company. Fision Holdings, Inc. was incorporated in Minnesota in 2010, and has developed and successfully commercialized a unique proprietary cloud-based software platform which automates and integrates digital marketing asses and marketing communications in order to “bridge the gap” between the marketing and sales functions of any enterprise. The Company generates its revenues primarily from software licensing contracts typically having terms of one to three years and requiring monthly subscription fees based on the customer’s number of users and locations where used. The Company’s business model provides it with a high percentage of recurring revenues.

The terms “Fision,” “we,” “us,” and “our,” refer to FISION Corporation, a Delaware corporation and its wholly-owned operating subsidiary Fision Holdings, Inc., a Minnesota corporation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ materially from those estimates and assumptions. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, derivative securities, fair value of financial instruments, and related depreciation and amortization methods applied.

Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and accounts receivable. During the year ended December 31, 2017, we may have had cash deposits that exceeded Federal Deposit Insurance Corporation (“FDIC”) insurance limits. We maintain cash balances at high quality financial institutions to mitigate this risk. We perform ongoing credit evaluations of our customers and generally do not require collateral from them to do business with us.

Cash equivalents

We consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2017, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under Generally Accepted Accounting Principles (GAAP), and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into six broad levels.

F-19

FISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

A) Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, accounts payable, accrued expenses, and notes payable approximate their fair value because of the short maturity of those instruments.

The following table represents our assets and liabilities by level measured at fair value on a recurring basis at December 31, 2017.

	Level 1	Level 2	Level 3

Derivative Liability	$-	$-	$1,243,788

F-20

FISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following assets and liabilities are measured on the consolidated balance sheets at fair value on a recurring basis utilizing significant unobservable inputs or Level 3 assumptions in their valuation. The following table provides a reconciliation of the beginning and ending balances of the liabilities

	Fair Value	Convertible	Change in		Fair Value
	January 1,	Notes	fair		December 30,
	2017	Addition	Value	Conversions	2017

Derivative Liability	$--	$1,225,906	$-143,697	$161,579	$1,243,788

All gains and losses on assets and liabilities measured at fair value on a recurring basis and classified as Level 3 within the fair value hierarchy are recognized in other interest and expense in the accompanying financial statements.

The derivative liability relating to the beneficial conversion interest of our convertible notes payable was $1,243,788 at December 31, 2017 and was computed using the following variables:

Exercise price	$.15-$.174
Expected volatility	216%
Expected term	6 mos.
Risk free interest rate	0.91 – 1.13%
Expected dividends	-

Derivative Instruments

We account for derivative instruments in accordance with Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable related to the products and services sold are recorded at the time revenue is recognized and are presented on the balance sheet net of allowance for doubtful accounts. The ultimate collection of the receivable may not be known for several months after services have been provided and billed. We have established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, analyses of current and historical cash collections, and the aging of receivables. Delinquent accounts are written-off when the likelihood for collection is remote and/or when we believe collection efforts have been fully exhausted and we do not intend to devote any additional efforts in an attempt to collect the receivable. We adjust our allowance for doubtful accounts balance on a quarterly basis.

F-21

FISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of five (5) years for equipment, furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Impairment of long-lived assets

We follow paragraph 360-10-05-4 of the FASB Accounting Standards Codification for long-lived assets. Our long-lived assets are required to be reviewed for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

We assess the recoverability of our long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. We determined that there were no impairments of long-lived assets as of December 31, 2017.

Revenue recognition

We follow paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition, and accordingly we recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Revenue is recognized in the period the services are provided over the contract period, normally one (1) to three (3) years. We invoice one-time startup and implementation costs, such as consolidating and uploading digital assets of the customer, upon completion of those services. Monthly services, such as internet access to software as a service (SaaS), hosting and weekly backups are invoiced monthly.

Income taxes

We follow Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent our management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-22

FISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

We adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. We had no material adjustments to our assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation. Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. We apply this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718. FASB Accounting Standards Codification No. 505-50, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Fair Value

The closing price of our common stock on the date of grant is used as the fair value for the issuances of restricted stock. The fair value of stock options or warrants granted is estimated as of the grant date using the Black-Scholes option pricing model. The following range of assumptions in the Black- Scholes option pricing model was used to determine fair value at the years ended below:

	Twelve months ended December 31,
	2017	2016
Weighted-average volatility	216.3%	29.1%
Expected term (in years)	3.8	3.7
Risk-free interest rate	1.43%	1.03%-1.28%

Expected volatilities used for award valuation in 2017 and 2016 are based on the peer group volatility.

The risk-free interest rate for periods equal to the expected term of an award is based on a blended historical rate using Federal Reserve rates for U.S. Treasury securities.

Net income (loss) per share

We compute basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

For the years ended December 31, 2017 and 2016, there were 10,015,319 and 5,142,729 respectively, potentially dilutive securities not included in the calculation of weighted-average common shares outstanding since they would be anti-dilutive.

Research and Development

We expense all our research and development operations and activities as they occur. During the fiscal year ended December 31, 2017 we incurred total expenses of $957,274 for research and development. In comparison, during the fiscal year ended December 31, 2016 we incurred total expenses of $595,115 for research and development. Such costs related to software development are included in research and development expense until the point that technological feasibility is reached, which for our software products, is generally shortly before the products are released to manufacturing. Once technological feasibility is reached, such costs are capitalized and amortized to cost of revenue over the estimated lives of the products

F-23

FISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Advertising Costs

We expense marketing and advertising costs as incurred. Marketing and advertising expenses for the years ended December 31, 2017 and 2016 were $17,319 and $45,316, respectively. The costs are included in the consolidated selling and marketing expenses.

Recently Issued Accounting Pronouncements

We regularly monitor our compliance with applicable financial reporting standards and review new pronouncements and drafts thereof that are relevant to us. As a result of new standards, changes to existing standards and changes in their interpretation, we might be required to change our accounting policies, particularly concerning revenue recognition, the capitalized incremental costs to obtain a customer contract and lease accounting, to alter our operational policies and to implement new or enhance existing systems so that they reflect new or amended financial reporting standards, or to restate our published financial statements. Such changes may have an adverse effect on our business, financial position, and operating results, or cause an adverse deviation from our revenue and operating profit target, which may negatively impact our financial results.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. We do not expect that the adoption of ASU 2014-09 will have any significant impact on our operating cash flows.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 3 - GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our ability to continue as a going concern is contingent upon our ability to achieve and maintain profitable operations, and our ability to raise additional capital as required.

At December 31, 2017 we had a working capital deficiency of approximately $2.6 Million and an accumulated deficit of approximately $18.5 million. These conditions raise substantial doubt about our ability to continue as a going concern within one year after issuance date of the financial statements. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

Management intends to raise additional significant funds through private placements and/or through public offerings of its equity or debt (including convertible debt) securities. Management believes that the actions presently being taken to raise capital and further implement its business plan will enable us to continue as a going concern. While we believe in the viability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate substantial funds.

NOTE 4 - ACCOUNTS RECEIVABLE

Our accounts receivable at December 31, 2017 and December 31, 2016 consisted of the following:

	December 31, 2017	December 31, 2016
Accounts receivable	$39,764	$15,103
Less: Allowance for doubtful accounts	-0-	6,058
	$39,764	$9,045

F-24

FISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - PROPERTY AND EQUIPMENT

Fixed assets, stated at cost, less accumulated depreciation, consists of the following at December 31, 2017 and December 31, 2016:

	December 31, 2017	December 31, 2016
Equipment	$27,119	$84,716
Furniture & Fixtures	6,641	29,647
Less: Accumulated Depreciation	(29,041)	(106,036)
Net Fixed Assets	$4,719	$8,327

Depreciation expense

Depreciation expense for the years ended December 31, 2017 and 2016 were $3,608 and $5,959, respectively.

NOTE 6 - OTHER BALANCE SHEET ACCOUNTS - PREPAID EXPENSES

Prepaid expenses consisted of the following:

	December 31,
	2017	2016
Prepaid Expenses:
Technology Vendor Deposit	$0	$9,404
Rent deposit	17,340	0
Sales Commissions Advances	0	4,920
Unvested Stock Grants	183,752	720,313
Total Prepaid Expenses	$201,092	$734,637

NOTE 7 - NOTES PAYABLE

At December 31, 2017 the Company was indebted under various Notes Payable in the total amount of $1,835,160 including accrued interest. Following is a summary of our outstanding Notes Payable indebtedness as of December 31, 2017:

Summary Description of Notes Payable	Amount Owed*
Decathlon LLC - Senior Secured Note, due 9/30/18, interest at 15%	$143,864
Finquest Capital Inc.- Secured Note, due 4/15/18, interest at 15%	43,269
Brajoscal, LLC - Secured Note, due 12/31/18 interest at 15%	38,125
Nottingham Securities Inc., monthly settlement payments	75,941
Note payable to individual investor, due 12/31/18, interest at 12%	123,070
Note payable to individual investor, due 12/31/18, interest at 12%	57,500
Greentree Financial Group, Inc., due 9/9/18, interest at 11%	100,663
L&H, Inc., due 9/9/18, interest at 11%	50,331
Crossover Capital Fund II LLC., due 4/26/2018 and 8/17/18, interest at 12%	177,177
Power Up Lending Group, due 3/18/2019, interest at 12%	63,244
Ignition Capital, LLC, due 11/30/2018, interest at 6%	100,167
JSJ Investments, Inc., due 5/1/2018, interest at 12%	59,850
Note payable to individual investor, due 4/18/18, 7/18/18 and 10/18/18, interest at 12%	178,219
Note payable to individual investor, monthly settlement payments	43,000
Note payable to individual investor, due 12/31/18, interest at 6%	1,726
Notes payable to four individual investors, due October 2019, interest at 12%	308,375
Note payable to two principal officers, due on demand, interest at 6%	270,639
Total accrued interest and notes payable	$1,835,160

_____

* Includes accrued interest

F-25

FISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - CONVERTIBLE NOTES

During the fiscal year ended December 31, 2017, we issued a total of $1,020,000 in notes, whereby $969,600 was in convertible notes as follows:

March 13, 2017 Convertible Note -- On March 13, 2017, we issued a $25,000 convertible promissory note bearing interest at 12.0% per annum to an accredited investor, payable September 13, 2017 plus accrued interest. The holder has the right to convert the note into our common stock at a conversion price equal to 50% of the average of the lowest trading prices during the 10-day period ending on the latest complete trading day prior to the conversion date. In September 2017, this note was converted incident to its terms into 560,660 shares of our common stock.

April 18, 2017 Convertible Note – On April 18, 2017, we issued a $50,000 convertible promissory note bearing interest at 12% per annum to an accredited investor, payable April 18, 2018 plus accrued interest. The holder has the right to convert the note into our common stock at a conversion price equal to 50% of the average of the lowest trading prices during the 10-day period ending on the latest complete trading day prior to the conversion date.

June 8, 2017 Convertible Note – On June 8, 2017, we issued a $53,000 Convertible Note bearing interest at 12% per annum to an accredited investor, payable March 20, 2018 plus accrued interest. The holder has the right to convert the note into our common stock at a conversion price equal to 42% of the average of the lowest trading prices during the 10-day period ending on the latest complete trading day prior to the conversion date.

June 9, 2017 Convertible Notes -- On June 9, 2017 we issued a $50,000 Convertible Note to an accredited investor and a $100,000 Convertible Note to another accredited investor, with both these notes bearing interest at 12% per annum and payable March 9, 2018 plus accrued interest. The holders of these two notes have the right to convert them into our common stock at a conversion price equal to 50% of the average of the lowest trading prices during the 10-day period ending on the latest complete trading day prior to the conversion date.

July 2017 Convertible Note -- In July 2017 we issued a $85,800 Convertible Note to an accredited investor bearing interest at 12% per annum and payable April 26, 2018 plus accrued interest. The noteholder has the right to convert the note into our common stock at a conversion price equal to the lesser of $0.20 per share or 62.5% of the average of the lowest trading prices during the 10-day period ending on the latest complete trading day prior to the conversion date.

August 2017 Convertible Note – In August 2017 we issued a $57,000 Convertible Note to an accredited investor bearing interest at 12% per annum and payable May 1, 2018 plus accrued interest. The noteholder has the right to convert the note into our common stock at a conversion price equal to the lesser of $0.24 per share or 55% of the average of the lowest trading prices during the 10-day period ending on the latest complete trading day prior to the conversion date.

November 2017 Convertible Notes – In November 2017 we issued a $85,800 Convertible Note to a private lending fund bearing interest at 12% per annum and maturing in nine months with the noteholder having the right to convert the note into our common stock at a conversion price equal to a 45% discount to its trading price during the 10-day period prior to conversion. Also, in November 2017, we issued a $100,000 Convertible Note to another private lending fund bearing interest at 6% per annum and maturing November 30, 2018 with the noteholder having the right to convert the note into our common stock at a conversion price equal to the lower of $.30 per share or that price per share representing a 25% discount to the price of a future registered public offering.

December 2017 Convertible Notes -- In December 2017 we issued a total of $363,000 in Convertible Notes as follows:

(i) $63,000 Convertible Note to a private lending group bearing interest at 12% per annum and maturing March 19, 2019 with the noteholder having the right to convert the note into our common stock at a conversion price equal to a 42% discount to the average of its three lowest daily trading prices during the ten days prior to conversion.,

(ii) A total of $300,000 in Convertible Notes sold to four accredited individual investors who purchased these notes from our 2017 private placement of $50,000 Notes bearing interest at 12% per annum and maturing two years from their purchase with the noteholders having the right to convert the notes into our common stock at a conversion price equal to the lower of $.20 per share or the Volume Weighted Average Price (VWAP) of our common shares for the ten days prior to conversion.

We evaluated the terms of the convertible notes in accordance with ASC 815-40, Contracts in Entity's Own Equity, and concluded that the Convertible Note resulted in a derivative with a beneficial conversion feature since the convertible notes were convertible into shares of common stock at a discount to the market value of the common stock. The discount related to the beneficial conversion feature on the notes was based on the Black Scholes Model, and is being amortized over the term of the debt. For the year ended December 31, 2017, we recognized interest expense of $68,042 related to the amortization of the discount.

F-26

FISION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - COMMITMENTS & CONTINGENCIES

Lease

We currently occupy 5,229 square feet of office space in downtown Minneapolis Minnesota. We lease this facility under a two-year lease expiring in December 2019 and requiring monthly rental payments of $8,323 which includes rent, utilities and maintenance. The lease commitments over the two-year period is $13.00 per rentable square foot for months 1-12 and $13.50 per square foot for months 13-24. The total lease commitments, per the lease is $106,000 base rent, plus Common Area Maintenance costs.

NOTE 10 - INCOME TAXES

At December 31, 2017 and 2016, we had available Federal and state net operating loss carryforwards to reduce future taxable income. The amounts available were approximately $12,605,339 and $8,631,157 for Federal and state purposes, respectively. The Federal carryforward expires in 2037 and the state carryforward expires in 2022. Given our history of net operating losses, our management has determined that it is more likely than not that we will not be able to realize the tax benefit of the carryforwards. Accordingly, we have not recognized a deferred tax asset for this benefit.

Effective January 1, 2007, we adopted FASB guidelines that address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. This guidance also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of December 31, 2017 and 2016, we did not have a liability for unrecognized tax benefits, and no adjustment was required at adoption.

Our policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of December 31, 2017 and 2016, we have not accrued interest or penalties related to uncertain tax positions. Additionally, tax years 2014 through 2016 remain open to examination by the major taxing jurisdictions to which we are subject.

Upon the attainment of taxable income by us, our management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards and will recognize a deferred tax asset at that time.

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes are as follows:

	2017	2016
Income tax at federal Statutory rate	34.0%	34.0%
Effects of permanent differences	(8.4)%	(18.9)%
Effect of temporary differences	1.3%	0%
Adjustment of prior year NOL’s	(3.8)%	0%
Effects of state taxes (net of federal taxes)	0%	0%
Change in valuation allowance	(23.1)%	(15.1)%
	0.0%	0.0%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

F-27

FISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2017 and 2016, our only significant deferred income tax asset was a cumulative estimated net tax operating loss of $12,605,339 and $8,631,157, respectively, that is available to offset future taxable income, if any, in future periods, subject to expiration and other limitations imposed by the Internal Revenue Service. Management has considered our operating losses incurred to date and believes that a full valuation allowance against the deferred tax assets is required as of December 31, 2017 and 2016. For the year ended December 31 2017, the change in valuation allowance was $1,198,842.

Utilization of our net operating losses may be subject to substantial limitations if the Company experiences a 50% change in ownership, as provided by the Internal Revenue Code and similar state provisions.

NOTE 11 - RELATED PARTY TRANSACTIONS

Employment Agreements We have four employment agreements in effect with our chief executive officer, executive vice president, chief technology officer, and chief revenue officer. The terms of the agreements include base salaries of $51,667 per month in 2016 increasing to $66,667 per month in 2017.

Included in our notes payable are amounts due to officers for notes payable which were accepted by them for past due compensation or for working capital loans made to us. At December 31, 2017 and 2016, the amounts of such notes due to our officers was $270,639 and $405,176, respectively, payable on demand and having an interest rate of 6% per annum.

In April 2017 we issued a total of 1,100,562 shares of our common stock to our two principal officers in consideration for their conversion of a total of $330,168 of Notes they held for past due compensation into equity at $.30 per share.

In September 2017, we issued 250,000 shares of our common stock as a bonus to our Chief Financial Officer and 600,000 shares as a bonus to our Chief Technology Officer. Also, in September 2017, we provided contingent future grants for the future issuance of a total of 750,000 shares of our common stock which will vest annually over a four-year term commencing in September 2018 providing they remain employed by us, including 500,000 shares for our Chief Revenue Officer and 250,000 shares for our Chief Technology Officer.

In September 2017, we granted four-year stock options to purchase a total of 1,150,000 shares of our common stock, of which (i) options for 1,000,000 shares were granted to our Chief Revenue Officer having an exercise price of $.35 per share with 375,000 shares vested immediately and the balance of 625,000 shares vesting quarterly over its four-year term, and (ii) options for 150,000 shares were granted to a newly-hired software development employee having an exercise price of $.20 per share vesting quarterly over its four-year term.

In December 2017, we obtained a working capital loan for $76,000 from our Chief Executive Officer, which is due on demand and bears an interest rate of 6% per annum.

NOTE 12 - STOCKHOLDERS’ EQUITY

We are authorized to issue 500,000,000 shares of common stock and 20,000,000 shares of preferred stock, both having $.0001 par value per share. At December 31, 2017, there were 45,935,369 outstanding shares of common stock and no outstanding shares of preferred stock.

Common Shares Issued in 2017

In January 2017, we issued 142,857 unregistered common shares in a private placement to an accredited investor in consideration for $50,000 or $0.35 per share, which proceeds were used for working capital purposes. Also, in January 2017, we issued 133,333 unregistered common shares to a Noteholder to satisfy and convert into equity $40,000 of a Note Payable.

In February 2017, we issued a total of 650,000 unregistered common shares valued at $0.68 per share or $442,000 for consulting services, including 400,000 common shares for investment relations and financial communications services, and 250,000 common shares for technical and software advisory services. Also, In February 2017, we sold and issued 300,000 unregistered shares for total consideration of $200 incident to a consulting contract to provide us with public relations services.

In March 2017, we issued a total of 296,999 shares of our common stock, including (i) 200,000 shares sold for $100,000 ($.50 per share) to two investors in a public offering under our S-1 Registration Statement for, which proceeds were used for working capital purposes, and (ii) 96,999 shares valued at $29,100 for marketing support services.

In April 2017 (effective March 31, 2017), we issued 1,100,562 unregistered common shares to convert debt owed to its two principal officers into equity incident to the transaction described in the foregoing Note 11.

F-28

FISION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In April-May 2017, we issued a total of 1,300,000 unregistered common shares as follows:

i)	500,000 common shares in a private placement with an accredited investor for proceeds of $150,000 ($.30 per share), which proceeds were used for working capital purposes;
ii)	200,000 common shares valued at $.30 per share to a financial advisor under a consulting agreement; and
iii)

400,000 shares to Volerro Corporation valued at $168,000 upon closing our purchase of the assets of Volerro Corporation, a privately-held corporation based in Minneapolis which developed and marketed “content collaboration” software services.

In June 2017, we issued a total of 548,215 unregistered common shares as follows:

i)	300,000 shares valued at $.25 per share to a financial adviser under a consulting agreement;
ii)	96,999 shares valued at $29,100 to a marketing support adviser under an outstanding agreement; and
iii)	151,216 shares issued to a note holder to convert debt in the amount of $30,243.

In July 2017, we issued 200,000 unregistered common shares valued at $40,000 to a financial adviser incident to an outstanding consulting agreement.

In September 2017, we issued or granted a total of 1,911,684 shares of our common stock as follows:

i)	We issued a debtholder who is an accredited investor 336,425 unregistered common shares to convert notes payable of $42,053 into equity.
ii)	We issued another debtholder who is an accredited investor 560,660 unregistered common shares to convert notes payable of $28,033 into equity.
iii)	Pursuant to an advisory agreement to provide marketing support related to obtaining new customers, we issued 96,999 unregistered common shares to a consultant valued at $13,580.
iv)	We granted a total of 1,667,600 shares of our common stock to employees as performance bonuses (of which 750,000 are unissued shares vesting over a four-year period), including 850,000 shares valued at $132,500 to our Chief Technology Officer, 500,000 shares valued at $85,000 to our Chief Revenue Officer, 250,000 shares valued at $35,000 to our Chief Financial Officer under the Company’s S-8 registered 2016 Equity Incentive Plan, and 67,600 shares valued at $10,140 to our Controller.

In October 2017, we issued 200,000 unregistered common shares valued at $46,000 to a financial adviser pursuant to a consulting agreement.

In December 2017, we issued a total of 1,048,999 unregistered common shares as follows:

i)	100,000 common shares valued at $19,000 to a debt holder who extended past due loans to December 31, 2018 and also reduced the interest rate on the loans from 24% to 12%.
ii)	96,999 common shares valued at $18,430 to a consultant for marketing support services.
iii)	a total of 300,000 common shares valued at $44,500 to various accredited investors who purchased convertible debt in our 2017 private placement.
iv)	300,000 common shares valued at $44,500 to a licensed broker-dealer who represented us in placing our 2017 private offering of convertible debt.
v)	252,000 common shares to convert debt in the amount of $31,500 from an outstanding convertible note, which conversion price was based on specific provisions of this convertible note.

F-29

FISION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock Option Grants

In September 2017, we granted four-year stock options to purchase a total of 1,150,000 shares of our common stock, of which (i) options for 1,000,000 shares were granted to the Chief Revenue Officer (CRO) of the Company with an exercise price of $.35 per share, with 375,000 shares vested immediately and the remainder of 625,000 shares vesting quarterly over the four-year term, and (ii) options for 150,000 shares were granted to a newly-hired software developer with an exercise price of $.20 per share and vesting quarterly over the four-year term.

In December 2017, we granted a four-year stock option to purchase 100,000 shares of our common stock to a newly-hired software developer with an exercise price of $.25 per share and vesting quarterly over the four-year term.

The weighted average strike price for the stock options granted in 2017 was $0.324 and the weighted average fair value for the options, at the grant dates, was $166,912 for the vested options in 2017.

During 2017 and 2016, the stock option expense issued for services was $166,912 and $37,318 respectively.

Warrant Grants

During the year ended December 31, 2017, we granted warrants to purchase a total of 2,652,097 unregistered common shares as follows:

(i)	warrants for 41,667 shares granted for financial services, fully vested, and exercisable at $.30 per share anytime during a four-year term;
(ii)

warrants for 200,000 shares granted for investor relations services, exercisable when vested at $.40 per share anytime during a three-year term and vesting at 20,000 shares per month over a ten-month period,

(iii)

warrants for 250,000 shares granted to an accredited investor who purchased common shares in a private placement, which warrants are fully vested and exercisable at $.30 per share during a four-year term;

(iv)	warrants for 142,857 shares to an accredited investor purchasing a Convertible Note, which warrants are fully vested and exercisable any time at $.35 per share over a four-year term;
(v)	warrants for a total of 1,250,000 to two accredited investors purchasing Convertible Notes, which warrants are fully vested and exercisable any time at $.20 per share during a three-year term.
(vi)	warrants for 167,573 shares granted to a secured creditor for a loan extension, fully vested and exercisable at $.30 per share any time during a three-year term.
(vii)	warrants for 100,000 shares granted for legal services provided to us, fully vested and exercisable at $.25 per share any time during a four-year term.
(viii)	warrants for 200,000 shares granted to two independent software developers (100,000 shares apiece), and exercisable at $.25 per share and vesting over four-year terms.
(ix)	warrants for 100,000 shares granted in to an adviser for financial services, fully vested and exercisable at $.30 per share any time over a five-year term.
(x)	warrants for 50,000 shares granted to a shareholder in consideration for marketing services, fully vested and exercisable at $.17 per share any time over a four-year term.
(xi)

warrants for 150,000 shares granted to a secured lender in consideration primarily for a loan extension to September 30, 2018, fully vested and exercisable at $.15 per share over a four-year term. Concurrently the exercise price of this lender’s 2015 warrant to purchase 1,347,185 shares was reduced from $0.65 to $.30 per share until its expiration in December 27, 2019.

F-30

FISION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – WARRANT INFORMATION

We have the following outstanding warrants to purchase our common stock at December 31, 2016 and 2017:

	Number of Shares	Exercise Price	Weighted Average Exercise price	Average Grant Date Fair value
Balance December 31, 2015	3,766,444
Granted	470,000	0.30-0.50	0.40	0.39
Forfeited or cancelled	(30,000)	-
Balance December 31, 2016	4,206,444
Granted	2,652,097	0.15-0.40	0.40	0.39
Forfeited or cancelled	(640,722)	-
Balance December 31, 2017	6,217,819	0.15-$1.00	0.28	0.29

During 2017 and 2016, the warrant expense issued for services was $127,322 and $25,150 respectively.

NOTE 14 – 2017 BUSINESS ACQUISITION

The Company operates in a high growth industry. A key component of the Company’s strategy is growth through acquisition that expands its technology offering, provides complementary lines of business and increases its market share.

The Company has accounted for all business combinations using the purchase method to record a new cost basis for the assets acquired, and in some cases, liabilities assumed. The Company recorded, based on purchase price allocations, intangible assets representing customer relationships, tradenames, software code, domain names, and excess of purchase price over the estimated fair values of the net assets acquired as “Goodwill” in the accompanying Consolidated Financial Statements. The goodwill is attributable to synergies achieved through the streamlining of operations combined with improved margins attainable through increased market presence and the acquisition of a large customer (a nation-wide bank) and is all attributed to our one operating reportable segment. The results of operations are reflected in the Consolidated Financial Statements of the Company from the date of acquisition.

(a) 2017 Acquisition

In fiscal 2017, the Company completed the following acquisitions, with an aggregate purchase price of $252,000 payable in the form of 400,000 shares of Common Stock of the Company in 2017, and upon future performance, up to an additional 200,000 shares of Common Stock of the Company in future years, for the assets of Volerro Corporation. The allocation of consideration for this acquisition is summarized as follows:

Checking and cash equivalents	$51,500
Intellectual Property and Software Code	68,500
Intangible Asset-Goodwill	132,000

Purchase Price	$252,000

Goodwill of $132,000 and intellectual property of $68,500 are expected to be deductible for U.S. federal income tax purposes. The Company believes that information gathered to date provides a reasonable basis for estimating the fair values of the assets acquired.

Pursuant to this acquisition, the Company acquired a new top 5 bank in the United States, with a customer contract remaining of $11,923 as of December 31, 2017.

F-31

FISION CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - CONCENTRATIONS

For the year ended December 31, 2016 four customers each accounted for more than 10% of our revenues, and also and alike for the year ended December 31, 2017 three customers each accounted for more than 10% of our revenues. Combined, these customers represented less than 50% of our revenues during each of 2016 and 2017. A significant reduction for any reason in the use of our software solutions by one or more of our major customers could harm our business materially.

NOTE 16 - SUBSEQUENT EVENTS

On January 5, 2018, we issued a $50,000 Convertible Note to an individual accredited investor incident to our 2017 private placement of $50,000 Notes. Incident thereto, we also issued 50,000 shares of our common stock to the purchaser of this Note and 50,000 common shares to the broker-dealer placement agent of this Note.

In January 2018, we also issued $213,000 of convertible debt notes for working capital in three separate transactions, including (i) $100,000 convertible note to a lending fund with a maturity of nine months, interest rate of 12% per annum, and the noteholder having the right after 180 days to convert the note into common shares at a 45% discount to the lowest trading price of the shares during the 10-day period prior to conversion, (ii) $63,000 convertible note to another lending fund with a maturity of April 29, 2019, 12% interest rate, and having the right after 180 days to convert the note into common shares at a 42% discount to the lowest trading price of the shares during the 10-day period prior to conversion, and (iii) $50,000 convertible note to an individual accredited investor with a maturity in December 2018, 12% interest rate, and the noteholder having the right to convert the note any time into our common stock at the lower of $.15 per share or the offering price of a future registered public offering of our common stock.

In February 2018 we issued 200,000 unregistered shares of our common stock valued at $32,000 to a consultant for investor relations and shareholder communications services.

In March 2018, we issued at total of $138,000 of our $10,000 Convertible Notes from our 2018 private placement of convertible debt and accompanying each $10,000 Note we also issued the Noteholder a Warrant to purchase 10,000 unregistered common shares exercisable at $.01 per share over a four-year term. We also issued the broker-dealer who placed these notes an identical Warrant for each $10,000 Note as issued to the Noteholder.

During January-March 2018, two Noteholders of convertible debt who are accredited investors converted $100,750 of their notes into a total of 1,503,246 shares of our unregistered common stock, which conversion prices were based on specific provisions contained in these convertible notes.

F-32

No dealer, broker, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any selling agents participating in this offering. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

49

FISION CORPORATION

PROSPECTUS

January ___, 2019

41,000,000 Shares of Common Stock

50

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs and expenses payable by us in connection with the sale and distribution of the securities being registered are as follows:

SEC registration and filing fees	$994
Legal and accounting fees and expenses (to be submitted with amendment)
EDGAR and financial printing costs (to be submitted with amendment)
Transfer agent fees (to be submitted with amendment)
Miscellaneous expenses	2,000
Total (to be submitted with amendment)	$

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law and our Certificate of Incorporation and By-laws provide that we shall indemnify any of our directors and officers, to the fullest extent permitted by Delaware law, who was or is a party, or is threatened to be made a party, to any completed, pending or threatened civil, criminal, administrative, or investigative lawsuit or other legal proceeding by reason of the fact that the person is or was a director or officer of the Company. This indemnification includes expenses including attorneys’ fees, judgments, fines and any settlement amounts actually and reasonably incurred in the matter if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action, the director or officer had no reasonable cause to believe his conduct was unlawful.

Our Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

Our bylaws also permit us to purchase and maintain insurance covering any person who is or was a director or officer of the Company for any liability arising out of any conduct or action taken by such person as a director or officer, whether or not the Company would have the power to indemnify such person under the Delaware General Corporation Law. We currently have no insurance policy covering any of our directors and officers.

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Our bylaws also provide that expenses including reasonable attorneys’ fees incurred by any of our directors and officers in defending any legal proceeding may be paid by the Company in advance of its final disposition upon an undertaking by such person to repay to the Company the advanced amount if it is determined such person is not entitled to indemnification.

Our bylaws also provide that these provisions for indemnification and expense advancement shall, unless otherwise provided when authorized, continue for any person who has ceased to be a director or officer and also shall inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Following are all issuances of equity securities by the registrant during the past three years which were not registered under the Securities Act of 1933, as amended (the “Securities Act”). In each of these issuances, the recipient was an accredited or sophisticated investor having access to information concerning our company and acquired the securities for investment purposes only with no present view toward further distribution except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any of these transactions, and the certificates issued to evidence these securities contained a legend restricting their transferability absent registration under the Securities Act or availability of an applicable exemption from such registration. No underwriter participated in any of these transactions. All of the following issuances were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as a transaction not involving a public offering.

Sales of Common Stock

During the first six months of 2016, we sold a total of 1,559,615 shares of our common stock to accredited investors in private placement transactions resulting in proceeds to us of $670,000 used for general working capital.

In April 2016, we issued 50,000 shares of our common stock valued at $20,000 to our Chief Technology Officer as a signing bonus incident to his entering into an employment agreement with us.

In June 2016, we issued 187,500 shares of our common stock at $.40 per share to a Noteholder to satisfy an amount of $75,000 of the outstanding debt owed to the Noteholder.

In June 2016, we issued 135,000 shares of our common stock valued at $87,750 to a former employee incident to settlement of a pending lawsuit against the Company.

On June 30, 2016 we issued a total of 115,000 shares of our common stock for financial services valued at $46,000.

52

In August 2016, we sold and issued 125,000 shares of our common stock to an accredited investor in a private transaction at $0.40 per share, which was used for working capital purposes.

In August 2016, we also issued bonus stock awards to two executive officers for 50,000 shares of our common stock, 25,000 shares apiece, valued at $0.40 per share.

In September 2016, we sold and issued 83,333 shares of our common stock to an accredited investor in a private placement at $0.30 per share, which was used for working capital purposes.

In September 2016, we issued 100,000 shares of our common stock to an individual who provided loan financing services to us valued at $30,000.

On September 30, 2016, we issued a total of 1,887,222 shares of our common stock to two persons to convert a total of $566,166 of Notes and other debt owed to them into equity on the basis of $0.30 per share.

On September 30, 2016 we also issued a total of 320,000 common shares in consideration for past financial services provided by three persons and valued at $0.30 per share.

On September 30, 2016 we also issued 79,330 common shares to the owner of our office premises for past due rental payments in the amount of $39,665.

On September 30, 2016, we issued 83,333 common shares to each of our two principal officers in consideration for each of them converting $25,000 of notes payable into common stock on the basis of $0.30 per share.

In October 2016, we issued 1,217,981 shares of our common stock to Scenic City F-10 VIII, Inc. incident to its exercise of a stock option for a total exercise price of $300, which they acquired as part of our reverse merger.

In October 2016 we also sold and issued a total of 100,000 shares of our common stock to two accredited investors at $0.30 per share, which proceeds of $30,000 were used for general working capital purposes.

In November 2016 we sold and issued 666,667 shares of our common stock to an accredited investor at $0.30 per share, which proceeds were used for general working capital purposes.

In December 2016 we sold and issued 833,334 shares of our common stock to an accredited investor at $0.30 per share, which proceeds were used for general working capital purposes.

On December 16, 2016 the Company completed the following transactions:

i) an issuance of a total of 230,000 common shares, valued at $.30 per share, to the two principal officers of the Company as management bonuses.

ii) an issuance of 250,000 common shares, valued at $.30 per share, to a business development consulting company incident to a two-year consulting contract to provide marketing, management and other consulting services to the Company.

iii) an issuance of 85,833 common shares to a Noteholder to convert $25,750 of debt into equity based on $.30 per share.

In January 2017, we sold and issued 142,857 unregistered common shares in a private placement to an accredited investor in consideration for $50,000, which proceeds were used for working capital purposes.

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Also in January 2017, we issued 133,333 unregistered common shares to a Noteholder to satisfy and convert into equity $40,000 of a Note Payable.

In February 2017, we issued 650,000 unregistered common shares valued at $.30 per share for consulting services, including 400,000 shares for investment relations and financial communications services, and 250,000 shares for technical and software advisory services.

Also in February 2017, we sold and issued 300,000 unregistered common shares to a consulting firm for total consideration of $200 incident to a consulting contract to provide public relations services to us.

In April 2017 (effective March 31, 2017), we sold and issued a total of 1,100,562 unregistered common shares to our two principal officers to convert into equity and satisfy a total of $330,168.58 of Notes Payable owed to them.

In April 2017, we also sold and issued 500,000 unregistered common shares in a private placement transaction to an accredited investor for proceeds of $150,000, which proceeds were used for working capital purposes, and incident thereto we also granted this accredited investor a four-year warrant, fully vested, to purchase 250,000 shares of our common stock exercisable at $.30 per share.

In April 2017, we also issued 200,000 unregistered common shares valued at $.30 per share for investor relations services along with a cash payment of $10,000.

In May 2017, we issued 400,000 unregistered common shares valued at $168,000 to Volerro Corporation incident to our purchase of Volerro assets including its cloud-based proprietary software and its customer base.

In June 2017, we issued 300,000 unregistered common shares to an accredited investor for $75,000, which proceeds we used for working capital purposes.

In June 2017, we also issued 96,999 unregistered common shares valued at $29,100 to a consulting firm for financial and business consulting services; and we issued 151,216 unregistered common shares to a Noteholder in consideration for his conversion of debt based on $.20 per share.

In July 2017, we issued 200,000 unregistered common shares valued at $40,000 to a financial adviser incident to an outstanding consulting agreement.

In September 2017, we issued or granted a total of 1,661,684 shares of our common stock as follows:

i) We issued a debtholder who is an accredited investor 336,425 unregistered common shares to convert notes payable of $42,053 into equity.

ii) We issued another debtholder who is an accredited investor 560,660 unregistered common shares to convert notes payable of $28,033 into equity.

iii) Pursuant to an advisory agreement to provide marketing support related to obtaining new customers, we issued 96,999 unregistered common shares to a consultant valued at $13,580.

iv) We granted a total of 1,417,600 shares of our unregistered common stock to employees as performance bonuses (of which 750,000 are unissued shares vesting over a four-year period), including 850,000 shares valued at $132,500 to our Chief Technology Officer, 500,000 shares valued at $85,000 to our Chief Revenue Officer, and 67,600 shares valued at $10,140 to our Controller.

In October 2017, we issued 200,000 unregistered common shares valued at $46,000 to a financial adviser pursuant to a consulting agreement.

In December 2017, we issued a total of 1,048,999 unregistered common shares as follows:

i) 100,000 common shares valued at $19,000 to a debt holder who extended past due loans to December 31, 2018 and also reduced the interest rate on the loans from 24% to 12%.

ii) 96,999 common shares valued at $18,430 to a consultant for marketing support services.

iii) a total of 300,000 common shares valued at $44,500 to various accredited investors who purchased convertible debt in our 2017 private placement.

iv) 300,000 common shares valued at $44,500 to a licensed broker-dealer who represented us in placing our 2017 private offering of convertible debt.

v) 252,000 common shares to convert debt in the amount of $31,500 from an outstanding convertible note, which conversion price was based on specific provisions of this convertible note.

54

In January-February 2018, we issued a total of 700,000 unregistered common shares valued at $121,000 to two consultants who are accredited investors, for investor relations and shareholder communications services.

During January-March 2018, we issued a total of 2,012,957 unregistered common shares to three accredited investors who converted $152,433 of their Convertible Notes into equity under conversion prices based on specific provisions contained in their Convertible Notes.

During April-June 2018, we issued a total of 3,861,843 unregistered common shares to three holders of Convertible Notes, who are accredited investors and converted their Notes in the amount of $255,791 into common stock, with the conversion prices based on specific provisions contained in the Notes.

During April-May 2018 we issued a total of 717,460 unregistered common shares valued at $134,000 to two consultants who are accredited investors for investor relations and shareholder communications services.

During July-August, 2018, we issued 712,500 unregistered common shares valued at $102,500 to two consultants and a Noteholder for investor relations and shareholder communications services.

During July-September 2018, we issued a total of 2,765,491 unregistered common shares valued at $228,191 for debt conversions from four Noteholders, which conversion prices were based on specific provisions contained in the Convertible Notes.

During September 2018 we issued 93,333 unregistered common shares valued at $14,000 to an accredited investor incident to a cashless exercise of an outstanding warrant.

During September 2018 we issued 200,000 unregistered common shares valued at $31,800 to Volerro Corporation as bonus shares earned pursuant to the terms of the 2017 acquisition agreement.

In October 2018 we issued a total of 400,000 unregistered common shares valued at $62,000 to two consultants and a noteholder for investor relations and shareholder communications services.

Stock Option Grants

In April 2016, we granted a five-year option to our Chief Technology Officer pursuant to his entering into an employment agreement with us, which option was for a total of 1,600,000 common shares exercisable at $.35 per share, allowing cashless exercise, and ratably vesting quarterly after the first 6 months over a four-year period provided he remains employed with our company.

In August 2016, we granted four-year options from our 2011 Plan to eight employees to purchase an aggregate of 775,000 common shares, including 575,000 shares exercisable at $0.50 per share and 200,000 shares exercisable at $0.65 per share, vesting quarterly and ratably over the four-year term; and in September 2016 we granted four-year options from our 2011 Plan to three employees to purchase an aggregate of 200,000 common shares at $.0.65 per share, vesting quarterly and ratably over the four-year term.

In September 2017, we granted four-year stock options to purchase a total of 1,150,000 shares of our common stock, of which (i) options for 1,000,000 shares were granted to the Chief Revenue Officer (CRO) of the Company with an exercise price of $.35 per share, with 375,000 shares vested immediately and the remainder of 625,000 shares vesting quarterly over the four-year term, and (ii) options for 150,000 shares were granted to a newly-hired software developer with an exercise price of $.20 per share and vesting quarterly over the four-year term.

In December 2017, we granted a four-year stock option to purchase 100,000 shares of our common stock to a key employee, fully vested and exercisable at $.25 per share.

Warrant Grants

In March 2016, pursuant to a one-year marketing services agreement, we granted and issued a five-year warrant to a consultant to purchase 120,000 shares of our common stock at $.50 per share, all fully vested.

In June 2016, we granted and issued a five-year warrant to a consultant for financial services to purchase 25,000 shares of our common stock at $.40 per share, all fully vested; and also granted and issued a five-year warrant to another consultant for operational services to purchase 25,000 shares of our common stock at $.50 per share, all fully vested.

In August 2016, we granted and issued a four-year warrant bonus to a key executive officer to purchase 250,000 shares of our common stock at $0.30 per share, all fully vested.

55

During the year ended December 31, 2017, we granted warrants to purchase a total of 2,652,097 unregistered common shares as follows:

(i) warrants for 41,667 shares granted for financial services, fully vested, and exercisable at $.30 per share anytime during a four-year term;

(ii) warrants for 200,000 shares granted for investor relations services, exercisable when vested at $.40 per share anytime during a three-year term and vesting at 20,000 shares per month over a ten-month period,

(iii)  warrants for 250,000 shares granted to an accredited investor who purchased common shares in a private placement, which warrants are fully vested and exercisable at $.30 per share during a four-year term;

(iv) warrants for 142,857 shares to an accredited investor purchasing a Convertible Note, which warrants are fully vested and exercisable any time at $.35 per share over a four-year term;

(v) warrants for a total of 1,250,000 to two accredited investors purchasing Convertible Notes, which warrants are are fully vested and exercisable any time at $.20 per share during a three-year term.

(vi ) warrants for 167,573 shares granted to a secured creditor for a loan extension, fully vested and exercisable at $.30 per share any time during a three-year term.

(vii) warrants for 100,000 shares granted for legal services provided to us, fully vested and exercisable at $.25 per share any time during a four-year term.

(viii) warrants for 200,000 shares granted to two independent software developers (100,000 shares apiece), and exercisable at $.25 per share and vesting over four-year terms.

(ix) warrants for 100,000 shares granted in to an adviser for financial services, fully vested and exercisable at $.30 per share any time over a five-year term.

(x) warrants for 50,000 shares granted to a shareholder in consideration for marketing services, fully vested and exercisable at $.17 per share any time over a four-year term.

(xi) warrants for 150,000 shares granted to a secured lender in consideration primarily for a loan extension to September 30, 2018, fully vested and exercisable at $.15 per share over a four-year term. Concurrently the exercise price of this lender’s 2015 warrant to purchase 1,347,185 shares was reduced from $.65 to $.30 per share until its expiration in December 2019.

During the three months ended March 31, 2018 we granted warrants to purchase a total of 450,000 unregistered common shares as follows:

(i) warrants for 100,000 shares granted to a Noteholder incident to the purchase of a $100,000 Convertible Note, fully vested, and exercisable at $.30 per share anytime during a five-year term;

(ii) warrants for 150,000 shares granted to a Noteholder incident to purchase of a $150,000 Convertible Note, fully vested, and exercisable at $.01 per share anytime during a three-year term; and

(iii) warrants for 200,000 shares granted incident to the purchase of $100,000 of convertible debt in our private placement, fully vested, and exercisable at $.01 per share anytime during a three-year term, and which included warrants for 100,000 shares issued to the Noteholders and warrants for 100,000 shares issued to the placement agent

During the three months ended June 30, 2018 we granted warrants to purchase a total of 686,000 unregistered common shares, valued at $84,473 using black scholes, as follows: )

(i) warrants for 100,000 shares granted to an accredited investor Noteholder incident to the purchase of a $75,000 Convertible Note, fully vested, and exercisable at $.135 per share anytime during a two-year term;

(ii) warrants for 480,000 shares granted to an accredited investor Noteholder incident to purchase of a $176,000 Convertible Note, fully vested, and exercisable at $.20 per share anytime during a three-year term; and

(iii) warrants for 106,000 shares granted to an accredited investor Noteholder and a placement agent incident to the purchase of $53,000 of convertible debt in our private placement, fully vested, and exercisable at $.01 per share anytime during a three-year term, and which included warrants for 53,000 shares issued to the Noteholder and warrants for 53,000 shares issued to the placement agent.

During the three months ended September 30, 2018 we granted warrants to purchase a total of 540,000 unregistered common shares, valued at $33,656 using black scholes, as follows:

(i) warrants for 100,000 shares granted to two Noteholders incident to their purchase of $100,000 Convertible Notes, fully vested and exercisable at $.01 per share anytime during a two-year term;

(ii) warrants for 50,000 shares vested to two consultants, 25,000 shares apiece, incident to Consulting Agreement, exercisable at $.25 per share over a 2-year term; and

(iii) warrants for 390,000 shares granted to accredited investor Noteholders incident to their purchase of $390,000 Convertible Notes, fully vested, and exercisable at $.01 per share anytime during a two-year term.

Current Private Placement

In November-December 2018, we sold a total of 7,000,000 unregistered shares of our common stock at $.20 per share to accredited investors, or gross proceeds of $1,400,000, accompanied by advisory shares, remaining commitments of $600,000 related to a second tranche at the same price, Warrants and potential True-Up Shares, which private offering and securities are described under the prospectus section entitled “The Private Placement.” These proceeds are being used for working capital and general corporate purposes.

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ITEM 16. EXHIBITS

The exhibits accompanying this registration statement are listed on the following Index to Exhibits.

ITEM 17. UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) The undersigned registrant undertakes that in any primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 31 day of December, 2018.

FISION Corporation

By:	/s/ Michael Brown
Michael Brown
Chief Executive Officer

By:	/s / Garry Lowenthal
Garry Lowenthal
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, as of December 31, 2018, by the following persons in the capacities indicated below. The following two persons comprise a majority of members of the Board of Directors of the Company.

Name		Title (Position With Company)

By:	/s/ Michael Brown	Chief Executive Officer, Chairman of the Board of
	Michael Brown	Directors and Director (Principal Executive Officer)

By:	/s/ Garry Lowenthal	Executive Vice President, Chief Financial Officer
	Garry Lowenthal	and Director (Principal Financial and Accountiing Officer)

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INDEX TO EXHIBITS

Exhibit No.	Description
2.1

Agreement and Plan of Merger, by and among the registrant, DE6 Newco Inc, a Minnesota corporation, and Fision Holdings, Inc., a Minnesota corporation (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on December 10, 2015)

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of registrant’s Form 10 filed on April 6, 2010)
3.2	Bylaws (incorporated by reference to Exhibit 3.2 of registrant’s Form 10 filed on April 6, 2010)
5.1	Opinion of Robert O. Knutson, Attorney at Law (to be filed with amendment)
10.1	Employment Agreement with Michael Brown, dated July 7/1/2014 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on January 4, 2016)
10.2	Employment Agreement with Garry Lowenthal, dated 7/1/2014 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on January 4, 2016)
10.3	2011 Stock Option and Compensation Plan, as amended 12/30/2014 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on January 4, 2016)
10.4	2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of registrant’s Registration Statement on Form S-8 filed on March 30, 2016)
10.5	Employment agreement with Jason Mitzo (to be filed with amendment)
10.6	Securities Purchase Agreement for Private Placement (to be filed with amendment)
10.7	Registration Rights Agreement for Private Placement ( to be filed with amendment)
10.8	Merger Agreement with Continuity Logic (incorporated by reference to the registrant’s Current Report on Form 8-K filed on August 9, 2018.
10.9	Amendment to Merger Agreement with Continuity Logic (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 26, 2018.
23.1	Consent of Soles, Heyn & Company, LLP (to be filed with amendment)
23.2	Consent of Robert O. Knutson, Attorney at Law (included in Exhibit 5.1)

59